ASSET PURCHASE AGREEMENT

                                      among

                     BELL MICROPRODUCTS - FUTURE TECH, INC.,

                        FUTURE TECH INTERNATIONAL, INC.,

                                       and

                              CERTAIN OTHER PARTIES

                                  May 14, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INDEX OF SCHEDULES

         RECITALS.............................................................1

ARTICLE I       BANKRUPTCY COURT APPROVAL.....................................2
         1.1      Bankruptcy Court Approval as Express Condition..............2
         1.2      Covenant to Seek Approvals..................................3
         1.3      Effectiveness Upon Execution................................3
         1.4      Name Change.................................................3

ARTICLE II      SALE AND PURCHASE OF ASSETS...................................3
         2.1      Purchase and Sale of Future Tech Assets.....................3
         2.2      Delivery....................................................5
         2.3      Acquired Assets Free and Clear of Any and All Liabilities...6
         2.4      No Other Assets Acquired....................................6

ARTICLE III     PURCHASE PRICE................................................6
         3.1      Payment of the Purchase Price...............................6
         3.2      Non-interference with Collection of Accounts Receivable
                  of Future Tech.............................................10
         3.3      Equity Value Calculations..................................10
         3.4      Allocation of Consideration................................12
         3.5      Prorations.................................................12

ARTICLE IV      CLOSING......................................................13
         4.1      Closing Date; Closing Deliveries...........................13

ARTICLE V       ADDITIONAL AGREEMENTS........................................13
         5.1      Access and Inspection, Etc. ...............................13
         5.2      Confidential Treatment of Information......................13
         5.3      Public Announcements.......................................14
         5.4      Covenant Against Competition...............................14
         5.5      Further Assurances.........................................15
         5.6      Notice of Developments.....................................16

ARTICLE VI     REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               FUTURE TECH AND LEONARD KELLER................................16

         6.1      Organization of Future Tech................................16
         6.2      Authority..................................................17
         6.3      Financial Statements.......................................17
         6.5      Absence of Undisclosed Liabilities.........................20
         6.6      Legal and Other Compliance.................................20
         6.7      Taxes......................................................20
         6.8      Restrictions on Business Activities........................21
         6.9      Title to Properties; Absence of Liens; Condition of
                  Acquired Assets............................................21
         6.10     Intellectual Property......................................22
         6.11     Agreements, Contracts and Commitments......................24
         6.12     Powers of Attorney.........................................26
         6.13     Litigation.................................................26
         6.14     Insurance..................................................27
         6.15     Environmental, Health, and Safety Matters..................27
         6.16     Employment Matters; Employee Benefits......................28
         6.17     Consents...................................................30
         6.18     Books and Records..........................................30
         6.19     Year 2000 Compliance.......................................30
         6.20     Product Warranties; Defects; Liabilities...................30
         6.21     Product Warranty...........................................30
         6.22     Product Liability..........................................31
         6.23     Inventory..................................................31
         6.24     Accounts Receivable........................................31
         6.25     Bankruptcy Matters.........................................31
         6.26     Representations Complete...................................32
         6.27     Foreign Corrupt Practices Act..............................32
         6.28     Florida Taxes. ............................................32
         6.29     Export/Import Control Regulations..........................32
         6.30     Absence of Currency Controls...............................32
         6.31     Executory Contracts, Unexpired Leases......................32

ARTICLE VII     REPRESENTATIONS, WARRANTIES AND COVENANTS
                OF BUYER.....................................................33
         7.1      Organization...............................................33
         7.2      Execution; Authorization and Approval......................33
         7.3      Execution; No Inconsistent Agreements; Etc.................33
         7.4      Full Disclosure............................................33
         7.5      Approvals..................................................33
         7.6      Bankruptcy Disclosure......................................34
         7.7      Employment of Future Tech Employees........................34
         7.8      WARN Act Compliance........................................34
         7.9      Guaranty of Buyer's Performance by Bell....................34

ARTICLE VIII    CONDUCT OF BUSINESS OF FUTURE TECH
                PENDING CLOSING.............................................35
         8.1      Conduct of Business........................................35
         8.2      No Material Changes........................................36
         8.3      Compensation...............................................36
         8.4      Bankruptcy Filings and Compliance..........................37

ARTICLE IX      CONDITIONS TO OBLIGATIONS OF ALL PARTIES.....................37
         9.1      Bankruptcy Court Approval..................................37
         9.2      Other Governmental Consents................................37

ARTICLE X       CONDITIONS TO OBLIGATIONS OF BUYER...........................37
         10.1     Conditions.................................................37

ARTICLE XI      CONDITIONS TO OBLIGATIONS OF FUTURE TECH.....................40
         11.1     Conditions.................................................40

ARTICLE XII     INDEMNITY....................................................40
         12.1     Buyer Indemnification......................................40
         12.2     Future Tech Indemnification................................41

ARTICLE XIII    TERMINATION..................................................42
         13.1     Termination................................................42
         13.2     Manner and Effect of Termination...........................42
         13.3     Liquidated Damages.........................................43

ARTICLE XIV     COMPETING BID PROCEDURES.....................................43
         14.1     Approval of Bidding Procedures.............................43

ARTICLE XV      NOTICE; BREAK-UP FEE.........................................43
         15.1     Notice.....................................................43
         15.2     Breakup Fee................................................43

ARTICLE XVI     MISCELLANEOUS................................................44
         16.1     Notices....................................................44
         16.2     Survival...................................................45
         16.3     Counterparts; Interpretation...............................45
         16.4     Governing Law..............................................45
         16.5     Successors and Assigns; Assignment.........................46

         16.6     Partial Invalidity and Severability........................46
         16.7     Waiver.....................................................46
         16.8     Headings...................................................46
         16.9     Expenses...................................................46
         16.10    Finder's Fees..............................................46
         16.11    Gender.....................................................47
         16.12    Currency...................................................47
         16.13    Acceptance by Fax..........................................47
         16.14    Number of Days.............................................47
         16.15    Attorneys' Fees............................................47
         16.16    Further Representations....................................47
         16.17    Accounting Terms...........................................47
         16.18    NO JURY TRIAL..............................................47
         16.19    Sole Remedy................................................48

Exhibit A         Plan
Exhibit B         Form of Legal Opinion from Kozyak Tropin & Throckmorton, P.A.
Exhibit C         Form of Legal Opinion from WSGR

                               INDEX OF SCHEDULES

Schedule 2.1(a)            Inventory
Schedule 2.1(b)            Accounts Receivable
Schedule 2.1(c)(i)         Rights Under Contracts (including current customer
                           contract information)
Schedule 2.1(c)(ii)        Executory Contracts and Unexpired Leases
Schedule 2.1(d)            Equipment; Tangible Assets
Schedule 2.1(f)            Intellectual Property
                                 - List of Seller Intellectual Property
                                 - List of All Licenses, etc.
Schedule 2.1(g)            Prepaid Expenses and Other Assets
Schedule 2.1(h)            Assumed Real Property Lease
Schedule 2.1(j)            Telephone Numbers
Schedule 2.4               Excluded Assets
Schedule 3.1(c)(i)         Assumed Liabilities:  Certain Persons
Schedule 3.1(c)(ii)        Assumed Liabilities:  Quantum/Maxtor
Schedule 3.4               Allocation of Consideration
Schedule 6.2               Conflicts
Schedule 6.3(d)            Financial Statements
Schedule 6.4               Absence of Changes
Schedule 6.7               Taxes
Schedule 6.9(b)            Acquired Assets - No Liabilities
Schedule 6.10(h)           Confidentiality Agreements
Schedule 6.10(l)           No Violation of Acquired Commercial Software Rights
Schedule 6.11              Agreements, Contracts, Commitments
Schedule 6.12              Powers of Attorney
Schedule 6.13              Litigation
Schedule 6.14              Insurance
Schedule 6.15              Environmental, Health, Safety Matters
Schedule 6.16(a)           Employment and Labor Matters
Schedule 6.16(b)           Employee Benefit Matters
Schedule 6.17              Consents
Schedule 14                Competing Bid Procedures

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into the 14th day of May, 1999, by and among Bell Microproducts-Future Tech, Inc., a California corporation ("Buyer"), Future Tech International, Inc., a Florida corporation ("Future Tech"), Leonard J. Keller, and, solely for purposes of
Section 7.9 hereof, Bell Microproducts Inc., a California corporation and sole shareholder of Buyer ("Bell").


                                    RECITALS

         WHEREAS, Buyer wishes to purchase from Future Tech, and Future Tech wishes to sell to Buyer, all the Acquired Assets (as defined herein);

         WHEREAS, Buyer wishes to assume from Future Tech, and Future Tech wishes to transfer to Buyer, all the Assumed Liabilities (as defined herein) to the extent provided in the Agreement;

         WHEREAS, shortly following the execution of this Agreement, it is intended that Future Tech will file a voluntary petition for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), initiating a Chapter 11 Case (the "Case"), and that during the pendency of such Case, Future Tech will remain in possession of its assets.

         WHEREAS, pursuant to this Agreement and the Bankruptcy Code, it is intended that Bell shall purchase the Acquired Assets free and clear of any and all Liabilities (as defined herein) (other than the Assumed Liabilities), and accept the Assumed Liabilities;

         WHEREAS, Buyer's execution and delivery of this Agreement and the purchase of the Acquired Assets pursuant to this Agreement shall be deemed to be in good faith for the purposes of ss.363(m) of the Bankruptcy Code.


                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of the  covenants,  promises,  and representations herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                            BANKRUPTCY COURT APPROVAL

         1.1 Bankruptcy Court Approval as Express Condition. Except as provided in Section 1.3 of this Agreement, the effectiveness of this Agreement, and each obligation arising hereunder, is expressly conditioned upon (i) Future Tech's obtaining the approval of the United States Bankruptcy Court on or before May 28, 1999 to the competing bid procedures described in Article XIV of this Agreement, the notice and breakup fee provisions described in Article XV of this Agreement, the liquidated damages provision set forth in Section 13.3 of this Agreement, the relief from the automatic stay under Section 362 of the Bankruptcy Code for purposes of Section 13.2, and the indemnification provisions set forth in Section 12.2 of this Agreement; and (ii) the entry of an order confirming the Plan (as defined herein) by the United States Bankruptcy Court on or before June 28, 1999, said order to become a final order ("Final Order") no later than July 8, 1999:

         (u) finding that the filing by Future Tech of the voluntary petition for relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code initiating the Case was duly authorized by all necessary corporate action;

         (v)      confirming the Plan;

         (w) approving and authorizing this Agreement and the transactions contemplated hereby, and finding that all of Future Tech's creditors, equity security holders and parties in interest were duly given notice of, and opportunity to be heard in connection with, the Case pursuant to applicable provisions of the Bankruptcy Code;

         (x) authorizing the sale to Buyer of the Acquired Assets (as defined below) free and clear of any and all Liabilities pursuant to applicable provisions of the Bankruptcy Code (except for Assumed Liabilities);

         (y) determining that the Agreement is entered into in good faith and that Bell and Buyer are acting in good faith as provided in ss.363(m) of the Bankruptcy Code; and

         (z) finding that the Agreement was an integral part of the confirmed Plan pursuant to 11 U.S.C. ss.1129, thereby ordering that all appropriate taxing entities shall not impose any tax under any law imposing a stamp tax or similar tax based on the issuance, transfer, or exchange of a security, or the making or delivery of any instrument of transfer as contemplated by the Plan or the Agreement pursuant to 11 U.S.C. ss.1146(c).

         For the purposes of this Agreement, the term "Final Order" means an order entered on the docket by the Bankruptcy Court which is no longer subject to appeal, certiorari proceedings or other proceedings for review or rehearing, and as to which no appeal, certiorari proceedings or other proceedings for review or rehearing are pending.

         1.2 Covenant to Seek Approvals. Future Tech shall formally seek such court approvals as expeditiously as practicable, obtain such court approvals and, if the Bankruptcy Court proposes any changes to such approvals, obtain Buyer's approval thereto. In the event that either (i) each such court approval is not obtained by the respective dates set forth in Section 1.1 above, or such later date as to which all parties may agree in writing, or, (ii) prior to the Closing any representation made by Future Tech in the Case or any document filed by Future Tech in the Case shall be shown to have contained any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading, this Agreement shall be null and void and shall have no force or effect other than as otherwise provided herein. Future Tech intends to file a bankruptcy plan in the Case substantially in the form attached hereto as Exhibit A (the "Plan") within one week after signing this Agreement.

         1.3 Effectiveness Upon Execution. Notwithstanding Section 1.1, the following provisions of this Agreement shall be effective upon the execution and delivery of this Agreement by the parties: Article I, Section 5.1, Section 5.2,
Section 5.3, Section 5.6, Article VIII,  Section 12.2, Section 13.1 (a) and (b),
Section 13.2, Section 13.3, Article XIV, Article XV and Article XVI.

         1.4 Name Change. Future Tech agrees to change its corporate name to a name that does not use the words "Future Tech" (individually or collectively) effective upon the Closing.


                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

         2.1 Purchase and Sale of Future Tech Assets. Subject to the terms and conditions contained in this Agreement, at the Closing (as defined below), Future Tech agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Future Tech for the Purchase Price (as defined below) (the "Asset Transfer") all of Future Tech's right, title and interest in and to each of the assets of Future Tech identified below (the "Acquired Assets"):

                  (a) Inventory. All of Future Tech's inventory as shall be identified solely on Schedule 2.1(a) attached hereto, subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices (as defined below); provided, however, that from the date of this Agreement until the Closing, Buyer retains the right to reject any such inventory that Buyer, in its sole and absolute discretion exercised in good faith, determines does not meet the requirements set forth for inventory in Section 6.23 of this Agreement, without regard to any reserve for inventory writedown. There will be a corresponding Purchase Price adjustment made for the rejection of any inventory based upon the due diligence review contemplated pursuant to Sections 10.1(j) and (n).

                  (b) Accounts Receivable. All of Future Tech's rights to receive payments as shall be identified solely on Schedule 2.1(b) attached hereto and shall be less than 90 days old at the Closing Date, and subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices (the "Accounts Receivable"). The accounts receivable set forth on Schedule 2.4 are specifically excluded from Accounts Receivable.

                  (c) Rights Under Contracts.  All of Future Tech's rights under
(i) any equipment lease, contract, agreement, plan or arrangement as shall be identified solely on Schedule 2.1(c)(i) attached hereto, subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices, but excluding Future Tech's claims and rights under its lawsuit and contract by and against Otomation Engineering, Tech Media Computer Systems, Inc., and/or Tae Il Media Co. Ltd., and Future Tech's rights under its director and officer omissions insurance policy pertaining to the Future Tech Matters (as defined herein); and (ii) the executory contracts and unexpired leases to be assumed by Future Tech and assigned to Buyer listed by name and cure amount on Schedule 2.1(c)(ii) (it being expressly agreed that liability for such cure amounts is not being assumed by Bell by virtue of such cure amounts being listed on such schedule). It is the intent of the parties hereto that all of the Acquired Assets and all of Future Tech's backlog, if any, arising out of the operation of its business be transferred to Buyer. Accordingly, the parties agree to use their reasonable best efforts to facilitate such transfer of customers at the Closing. The names, addresses and phone and facsimile numbers for each of Future Tech's current customers will be included on Schedule 2.1(c)(i).

                  (d) Equipment; Tangible Assets. The fixed assets, equipment, and other tangible assets reasonably necessary for use in the business of Future Tech as currently conducted and as currently proposed to be conducted by Buyer which Buyer deems necessary for the conduct of the business of Future Tech after the Closing Date, along with the prices that Buyer will pay therefor, as shall be identified on Schedule 2.1(d) attached hereto, subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices; provided, however, that from the date of this Agreement until the Closing, Buyer retains the right to reject any such assets that Buyer, in its sole and absolute discretion exercised in good faith, determines does not meet the requirements for such items set forth in Sections 6.9(c) and (d) of this Agreement, with a corresponding Purchase Price adjustment, based on its due diligence review.

                  (e) Books and Records. A copy, or if not required to be retained in connection with the Future Tech Matters (as defined herein), the originals of all books and records related to all Acquired Assets and Assumed Liabilities, including, without limitation, all financial records, books, ledgers, supplier lists, customer records (including customer histories), marketing lists and databases (including all records, data and information stored in the Oracle database applicable to the business of Future Tech (the "Oracle Database")), marketing plans, management plans, distribution and reseller methods, advertising materials, manuals, and other materials of Future Tech.

                  (f) Intellectual Property. All of Future Tech's right, title and interest in and to the Seller Intellectual Property (as defined herein), including, without limitation: (i) the domain names "Future Tech" and "MarkVision", (ii) the trademarks and logos that are listed on Schedule 2.1(f),
(iii) the website of the business, (iv) know-how, (v) all rights under proprietary information agreements with respect to employees of Future Tech who become employees of Buyer from and after the Closing, (vi) the names "Future Tech" and "Future Tech International", and (vii) goodwill associated with the Seller's Intellectual Property.

                  (g) Prepaid Expenses and Other Assets. The prepaid expenses and other assets listed on Schedule 2.1(g) attached hereto, subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices.

                  (h) Rights Under Lease. All of Future Tech's rights under the real property lease agreement identified in Schedule 2.1(h) (the "Assumed Real Property Lease").

                  (i) Other Assets. All of Future Tech's claims against any parties relating exclusively or primarily to any Acquired Asset and/or any Assumed Liability and any and all contract rights assigned to Buyer, including without limitation, unliquidated rights under manufacturers' or vendors' warranties or guarantees (but excluding any rights of Future Tech under this Agreement), subject to review and confirmation two Business Days prior to the Closing Date, and subject to changes between the date of this Agreement and the Closing Date in accordance with the Business Practices, but excluding Future Tech's claims and rights under its lawsuit and contract by and against Otomation Engineering, Tech Media Computer Systems, Inc., and/or Tae Il Media Co. Ltd., and Future Tech's rights with respect to claims under its directors and officers omission insurance policy pertaining to the Future Tech Matters (as defined herein).

                  (j) Telephone Numbers. The telephone numbers used exclusively or primarily in Future Tech's business identified on Schedule 2.1(j).

         2.2 Delivery. To the extent delivery of any of the Acquired Assets includes physical delivery, Future Tech shall be required to so deliver such Acquired Assets at the

Closing in place unless otherwise directed by Buyer, in which case Buyer will bear the costs of moving such Acquired Assets to the chosen location.

         2.3 Acquired Assets Free and Clear of Any and All Liabilities. The Acquired Assets shall be transferred to Buyer free and clear of any and all Liabilities, including any and all Liabilities to creditors or shareholders of Future Tech or to any party-in-interest in the Case ("Liabilities") other than the Assumed Liabilities (as defined herein). For purposes of this Agreement, the term "Liabilities" is defined as (i) any and all liens, claims, encumbrances, and interests as provided pursuant to Section 363(f) of the Bankruptcy Code, and
(ii) whether or not discharged in the Case for any reason whatsoever, any and all other debts, liabilities, mortgages, claims, charges, liens, encumbrances, options, commitments, security interests, and other obligations, whether accrued or fixed, absolute or contingent, matured or determined or determinable, including without limitation, those arising under (x) any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law (including under any environmental law) ("Law"), (y) any claim, action, suit, arbitration, inquiry, hearing, proceeding, investigation charge, complaint, or demand ("Adverse Legal Action") by or before any United States federal, state, county, or local or any foreign governmental, regulatory or administrative authority, agency, commission, instrumentality or any court, tribunal, or judicial, quasi-judicial, or arbitral body ("Governmental Entity"), (z) any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity ("Governmental Order").

         2.4 No Other Assets Acquired. Other than the Acquired Assets set forth in Section 2.1 above, it is agreed that Future Tech shall not transfer, and Buyer shall not acquire, any of Future Tech's right, title, and/or interest in or to any other assets of Future Tech, including, but not limited to the MarkVision Receivable (as defined herein) (the "Excluded Assets"). Schedule 2.4 contains a non-exclusive list of such Excluded Assets. All such Excluded Assets shall remain the property of Future Tech.


                                   ARTICLE III

                                 PURCHASE PRICE

         3.1 Payment of the Purchase Price. As consideration for the Acquired Assets and the transactions contemplated by this Agreement, Buyer agrees to pay to Future Tech the Purchase Price, as described in Subsections 3.1(a), (b), (c) and (d) below, and at the times and subject to the terms and conditions set forth, below:

                  (a) Cash At Closing. On the Closing Date, Buyer shall pay to Future Tech the sum of One Million Five Hundred Thousand ($1,500,000.00) Dollars by wire transfer in immediately available funds, provided, however, that no later than three (3) Business Days prior to the date first set for the hearing on the confirmation of the Plan, Buyer will cause these funds to be held in the trust account of Broad and Cassel (unless the parties otherwise agree) in compliance with applicable local bankruptcy rules. This portion of the purchase price shall be immediately available without hold-back for distribution to creditors of Future Tech pursuant to the Bankruptcy Code and the Plan.

                  (b) Purchase  Price  Adjustment.  (i) On the date set forth in
Section 3.3(c) (ii) or Section 3.3(c)(iv), as the case may be, Buyer shall pay Future Tech a purchase price adjustment, to be determined in accordance with this subsection (b) and Sections 3.3 and 3.5 of this Agreement ("Purchase Price Adjustment") in the amount of One Million ($1,000,000.00) Dollars by wire transfer in immediately available funds, provided, however, that in the event the Closing Aggregate Equity Value (as defined herein) is less than ninety-five percent (95%) of the Minimum Equity, the component of the Purchase Price described in this Section 3.1(b) shall be reduced (but not below zero dollars) by an amount equal to the difference between Minimum Equity and Closing Aggregate Equity Value, and if Closing Aggregate Equity Value is greater than one hundred five percent (105%) of Minimum Equity, then such component of the Purchase Price provided for in this Section 3.1(b) shall be increased by an amount equal to the difference between Closing Aggregate Equity Value and Minimum Equity.

                           (ii) The  entire  amount  paid to Future  Tech as the
Purchase Price Adjustment shall upon receipt be immediately available without hold-back for distribution to creditors of Future Tech pursuant to the Bankruptcy Code and the Plan.

                  (c) Assumed Liabilities. On the Closing Date, Buyer shall specifically assume and agree, pursuant to the Plan, to pay, perform and/or discharge (i) those specific liabilities and obligations of Future Tech identified solely on Schedule 3.1(c)(i), and Schedule 3.1(c)(ii) hereto, all only in the amounts shown thereon, and (ii) unless excluded below, the liabilities and obligations of Future Tech arising from events or occurrences arising and occurring exclusively from and after the Closing Date (other than as a result of acts or omissions of Future Tech or any of its affiliates after the Closing Date) under the leases, contracts, agreements, plans, and/or arrangements identified solely on Schedule 2.1(c)(ii) (but not the "cure amounts" listed on such Schedule 2.1(c)(ii), except for the "cure amounts" that are also listed on Schedule 3.1(c)(i) and Schedule 3.1(c)(ii)) (the liabilities and obligations set forth in these subsections (i) and (ii), collectively, the "Assumed Liabilities"), in the manner set forth below:

                           (i) Buyer shall,  on the Closing Date,  agree that it
will pay, without interest, each party listed on Schedule 3.1(c)(i), 90 days after the Closing Date (or as soon thereafter as practicable), the amount indicated opposite its name on such Schedule 3.1(c)(i), reduced by an amount which equals such party's pro rata share of the Accounts Receivable specified in
Schedule 2.1(b) Buyer has not collected within 90 days after the Closing Date.

                           (ii) Buyer shall, on the Closing Date,  agree that it
will pay, without interest, each party listed on Schedule 3.1(c)(ii), one year after the Closing Date (or as soon thereafter as practicable), the amount indicated opposite its name on such Schedule 3.1(c)(ii), reduced by an amount which equals such party's pro rata share of the Accounts Receivable specified in
Schedule 2.1(b) Buyer has not collected within 90 days after the Closing Date.

                           (iii) Any additional  amounts collected from the 90th
day to 120th day after the  Closing  Date by Buyer in  respect  of any  Accounts
Receivable, but without any affirmative obligation to collect such amounts, shall be paid by Buyer to the parties listed on Schedule 3.1(c)(i) and Schedule 3.1(c)(ii), each such party's pro rata share of the additional collection of the Accounts Receivable. On the 121st day after the Closing Date (or as soon thereafter as practicable), Buyer shall return to Future Tech any accounts receivable not collected, for collection and distribution by Future Tech to each party, each such party's pro rata share of any such collection as provided in the Plan.

                           (iv) For the purposes of  calculating  the  potential
reduction provided in Sections 3.1(c)(i) and (ii), each such party's pro rata share of the Accounts Receivable for purposes of those subsections shall be equal to a fractional number, the numerator of which is the amount listed opposite such creditor's name on Schedule 3.1(c)(i) or Schedule 3.1(c)(ii), as the case may be, and the denominator of which is the total combined dollar amount represented by all amounts listed on both schedules.

         It is expressly understood and agreed by the parties, and the Final Order will reflect, that neither Buyer nor Bell is hereby or otherwise assuming or taking any responsibility whatsoever with respect to any obligation or Liability of Future Tech not included within the definition of Assumed Liabilities, including, without limitation, any obligation or Liability for, or in respect of, (w) the account payable to Otomation Engineering, Tech Media Computer Systems, Inc., and/or Tae Il Media Co. Ltd., (x) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of any contract, breach of warranty, tort, infringement, U.S. federal, state, county or local, or foreign tax, or violation of Law, or any Future Tech Matters (as defined herein), (y) any environmental Liability with respect to the Assumed Leases or the premises leased thereunder, or (z) any Liabilities with respect to any employee benefit plans maintained by Future Tech or to which Future Tech contributes (the "Excluded Liabilities").

                  (d) Contingent Incentive Payment After Closing. (i) Contingencies Triggering Incentive Payment. If (and only if) the following EBIT (Earnings Before Interest and Taxes, as amended below) amounts are reached within the first anniversary of the Closing Date, the indicated incentive payment ("Contingent Incentive Payment") shall be payable to Future Tech at the indicated times:

                        EBIT      ($mm)                  Incentive Payment ($mm)

         Not less than $2.50 but not more than $2.99             $1.00
         Not less than $3.00 but not more than $3.49             $2.50
         Not less than $3.50 but not more than $3.99             $3.50
         Not less than $4.00 and above                           $4.50

                  Payable:

                                    (x)  Fifty (50%) percent fifteen (15) months
                                         after the Closing; and,

                                    (y)  Fifty  (50%)  percent  twenty-one  (21)
                                         months after the Closing.

                           (ii)  Calculation  of  EBIT.  For  purposes  of  this
Section 3.1(d), the term "EBIT" is defined as income from operations from all sales before interest and income taxes, subject, however, to the following deductions:

                                    (A) the amount paid out as interest by Buyer
to banks or Buyer's other sources of financing for advances to Future Tech, reduced by any amounts paid by Future Tech to Buyer. There shall be no deduction to EBIT in respect of interest incurred by Buyer to pay the amounts specified in
Section  3.1(a) and (b),  and  interest  paid,  if any, to parties  specified on
Section 3.1(c)(i) and Section 3.1(c)(ii);

                                    (B) a management fee of $200,000.00;

                                    (C)  direct   costs  with   respect  to  any
products transferred by and between Future Tech and Buyer, whether or not such transfers shall be treated as a sale, which shall mean in the case of products transferred by Future Tech to Buyer, costs incurred in order to make the transfer F.O.B. Future Tech; and in the case of products transferred to Future Tech, costs incurred in order to make the transfer F.O.B. Bell; and

                                    (D) other  direct  costs  incurred by Buyer,
including but not limited to legal fees, accounting and auditing fees, insurance premiums and other administrative expenses directly attributable to the operations of Future Tech.

                           (iii) Reasonable Commercially Diligent Efforts. Buyer
shall exercise its reasonable commercially diligent efforts, consistent with the ordinary conduct of its business, to endeavor to achieve the Contingent Incentive Payment.

                           (iv)  Accounting.  As promptly as possible  following
the first anniversary of the Closing Date, Buyer will cause an accounting to be performed and the Operating Earnings to be calculated in accordance with this
Section 3.1(d). In the event of any dispute over the calculation of the Contingent Incentive Payment, such dispute shall be resolved in accordance with the procedures set forth in Section 3.3(c) of this Agreement.

                           (v)  Indemnity  Set-Off.  In the event  Buyer makes a
claim for indemnification pursuant to Section 12.2 of this Agreement, any amounts payable by Buyer pursuant to this Section 3.1(d) may be withheld pending resolution of such claim.

                           (vi) Rights Non-Transferable. Future Tech's rights to
any payments under this Section 3.1(d) shall not be transferable by assignment or otherwise except as otherwise provided in the Plan.

         3.2 Non-interference with Collection of Accounts Receivable of Future Tech. In the event Buyer receives a request for quotations from, or proposes to sell to, or otherwise transact business with, any customers or former customers of Future Tech in respect of whom Buyer has returned Accounts Receivable to Future Tech or which has incurred any Liability to Future Tech, Buyer agrees to consult with Future Tech in order to ascertain how to proceed; however, Future Tech agrees and acknowledges that the decision to transact business with any such party rests solely within Buyer's discretion.

         3.3 Equity Value Calculations.

                  (a) Minimum Aggregate Equity Value. The Purchase Price is based on the assumption that the Aggregate Equity Value of the Acquired Assets is not less than one hundred ($100.00) dollars ("Minimum Equity"). For purposes of this Section 3.3, the term "Aggregate Equity Value" means the difference between: (i) the book value of the Acquired Assets, determined in accordance with Generally Accepted Accounting Principles (GAAP) as of the Closing Date, and
(ii) the Assumed Liabilities; provided, that: (a) fixed assets are to be valued at the lower of (x) market value and (y) book value, (b) the account payable of $16,380,852 payable to Otomation Engineering, Tech Media Computer Systems, Inc. and/or Tae Il Media Co. Ltd., at issue in the Tae Il Case shall not be counted as a liability in computing Equity Value; and (c) the net accounts receivable from the MarkVision companies listed in Schedule 2.4 and affiliated entities, net of any payables due to such companies (the "MarkVision Receivable"), shall not be counted as an asset for purposes of computing Equity Value. The amount of the MarkVision Receivable was $14,192,614 as of April 21, 1999, and shall not increase (except for accrual of interest and collection charges incurred by Future Tech) between such date and the Closing Date.

                  (b) Final Aggregate Equity Value at Closing. (i) Future Tech shall calculate the Aggregate Equity Value as of May 5, 1999 on the basis of Future Tech's unaudited financial statements prepared by Future Tech in accordance with GAAP and consistent with Future Tech's accounting practices and policies and dated as of such date (the "Preliminary Aggregate Equity Value"). Future Tech shall deliver the Preliminary Aggregate

Equity Value computation and the financial statements on which it was based to Buyer no less than seven (7) days prior to Closing.

                           (ii) In order to facilitate the Closing,  the parties
shall assume that Aggregate Equity Value as of the close of business on the Closing Date (the "Closing Aggregate Equity Value") shall be equal to the Preliminary Aggregate Equity Value.

                           (iii) If the  Preliminary  Aggregate  Equity Value is
less than ninety-five percent (95%) of Minimum Equity, then notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no obligation to consummate the transactions contemplated by this Agreement at the Closing and the Agreement may be terminated in accordance with Section 13.1(b)(vi).

                           (iv) As soon as practicable,  but in any event within
three (3) Business Days after the Closing Date, Future Tech, with any reasonably required assistance of any Buyer personnel, will prepare and deliver to Buyer a draft Aggregate Equity Value calculation dated as of the close of business on the Closing Date in accordance with GAAP and consistent with Future Tech's accounting practices and policies (the "Draft Closing Aggregate Equity Value Computation").

                  (c) Accounting Dispute Resolution. (i) Upon receipt of the Draft Closing Aggregate Equity Value Computation, Buyer shall have a period of seven (7) Business Days after receipt thereof to review the same.

                           (ii) In the event Buyer does not dispute the accuracy
or presentation of any information or determination contained in the Draft Closing Aggregate Equity Value Computation, Buyer shall prior to the close of such seven (7) Business Day period, pay over to Buyer the Purchase Price Adjustment set forth in Section 3.1(b) in the manner and in the amount as therein set forth.

                           (iii) In the event Buyer does dispute the accuracy or
presentation of any information or determination contained in the Draft Closing Aggregate Equity Value Computation (a "Dispute"), Buyer shall provide written notice thereof to Future Tech ("Objection Notice") by the end of the seven (7) Business Day period referred to in (i) above. The Objection Notice shall describe in detail the basis for the objection.

                           (iv)  Future  Tech  and  Buyer  will  use  reasonable
efforts to resolve the Dispute by themselves. If they are unable to do so within two (2) Business Days after receipt by Future Tech of the Objection Notice, Future Tech and Buyer shall cause their certified public accountants to select an independent certified public accountant, which accountant shall be an independent "Big Five" accounting firm, within three (3) Business Days thereafter. The Independent Accountants shall have thirty (30) calendar days in which to determine the Closing Aggregate Equity Value and Buyer shall pay over to Future Tech the Purchase Price Adjustment set forth in Section 3.1(b) in the manner and in the amount as therein set forth within two (2) Business Days thereafter.

                           (v) Absent manifest error, such  determination  shall
be final and binding upon the parties. The United States Bankruptcy Court shall retain jurisdiction to enter an order confirming the determination of Closing Aggregate Equity Value. In connection with such Dispute resolution and related reviews or audits: (i) each party shall pay the fees and expenses of its accountants; and (ii) the fees and expenses of the Independent Accountants shall be paid by the Party whose accounting did not more closely reflect the Closing Aggregate Equity Value.

         3.4 Allocation of Consideration. Buyer and Future Tech will allocate the Purchase Price among the Acquired Assets (the "Allocation") in accordance with Schedule 3.4 to be attached to this Agreement at or prior to the Closing in a form mutually agreeable to them. No party will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is, in any way, inconsistent with the Allocation or prior to the final adjustment of the Purchase Price pursuant to Section 3.3 of this Agreement. To the extent required by Section 1060 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, the Allocation will be revised for any adjustment of the Purchase Price pursuant to such Section 3.3.

         3.5 Prorations. (a) The following shall be adjusted between Future Tech and Buyer and shall be prorated or paid, as applicable, as of the close of business on the date prior to the Closing Date, on the basis of a 365-day year or the time period pertaining to the particular item, as applicable:

                           (i) Payments or revenues  arising from any  contracts
or agreements;

                           (ii)  Rents  and  other  charges  payable  under  the
Assumed Real Property Lease;

                           (iii)  Charges  for  any   utilities   servicing  the
Acquired Assets or real property subject to the Assumed Real Property Lease; and

                           (iv)  All  other   items   customarily   subject   to
adjustment between sellers and buyers in transactions of the nature contemplated by this Agreement, including without limitation, 1999 Florida tangible commercial personal property taxes.

                  (b) The adjustments of the items listed in this section shall be accomplished by increasing or decreasing, as the case may be, the initial amount of the Purchase Price Adjustment.


                                   ARTICLE IV

                                     CLOSING

         4.1 Closing Date; Closing Deliveries. The parties to this Agreement shall consummate the Asset Transfer and the other transactions contemplated by this Agreement at a closing (the "Closing") to be held no later than July 9, 1999; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Articles IX, X, and XI hereof. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel for Buyer, or at such other place as may be mutually agreed upon by Buyer and Future Tech. At the Closing, (i) Future Tech shall deliver to Buyer such general warranty deeds, bills of sale, assignments and other instruments of transfer and conveyance as, in the reasonable opinion of counsel for Buyer shall be effective to vest in Buyer title to the Acquired Assets; and (ii) Buyer shall pay the portion of the Purchase Price due at Closing to Future Tech.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Access and Inspection, Etc. Future Tech shall allow Buyer and its authorized representatives reasonable access during normal business hours from and after the date hereof and through the Closing Date to all of the properties, books, contracts, commitments and records of Future Tech for the purpose of making such investigations as Buyer may reasonably request in connection with the transactions contemplated hereby, and shall furnish Buyer such information concerning its affairs as Buyer may reasonably request.

         5.2 Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Schedules and Exhibits hereto), all matters relating thereto and all confidential data and information (collectively, "Confidential Information") obtained with respect to the other parties or their business, except such Confidential Information which is published or is a matter of public record, or as compelled by legal process or required during argument before the Bankruptcy Court in the Case. In the event this Agreement is terminated pursuant to Article XIII hereof, each party shall promptly return to the other any documents evidencing or containing Confidential Information obtained from them in connection with this Agreement, and shall not retain any copies thereof. The parties acknowledge this Agreement will be filed with the bankruptcy court and served on all creditors and parties in interest.

         5.3 Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld, or unless such party is obligated to do so by law, regulation or court order.

         5.4      Covenant Against Competition.

                  (a) Neither Future Tech nor Leonard Keller shall, for a period of three (3) years following the Closing Date, for its/his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                           (i) Own,  control,  manage,  be employed by,  consult
with, or otherwise participate in, a business involved within the Trade Area (as defined herein) in the wholesale distribution of products, or any other activity which competes with the business conducted by Future Tech, at any time during the two (2) years preceding the Closing, excluding the trading of publicly traded securities in a regulated securities market;

                           (ii) Solicit or induce,  or in any manner  attempt to
solicit, any person employed by Buyer or Bell to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will, or hire any person who has been employed by Buyer or Bell at any time during the six (6) month period preceding such hiring; and

                           (iii)  Use  or   disclose   any  trade   secrets   or
confidential information concerning the business of Future Tech as currently conducted or any segment thereof. Trade secrets and confidential information concerning such business shall include, but not be limited to: (i) lists of names and addresses of customers and suppliers of Future Tech; and (ii) software and computer programs, market research and data bases, sources of leads and methods of obtaining new business, and methods of purchasing, marketing, selling, performing and pricing products and services employed by Future Tech in the business or any segment thereof.

                           (iv)  Each  of  Future   Tech  and   Leonard   Keller
recognizes the importance of the covenant not to compete contained in this subsection and acknowledges that the restrictions imposed herein are: (i) reasonable as to scope, time and area; (ii) necessary for the protection of Buyer's and Bell's legitimate business interests, including without limitation, trade secrets, goodwill, and its relationship with customers and suppliers;
(iii) not unduly restrictive of its/his rights; and (iv) supported by adequate consideration.

Each of Future Tech and Leonard Keller acknowledges and agrees that the covenants not to compete contained in this section are essential elements of this Agreement and that but for these covenants, Buyer would not have agreed to purchase the Acquired Assets or enter into this Agreement. Such covenants shall be construed as agreements independent of any other provision of this Agreement.

                           (v) Each of Future Tech and Leonard Keller agree that
if it/he were to commit a breach or threaten to commit a breach of any of the noncompete provisions of this section, Buyer shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this section specifically enforced by any court having equity jurisdiction, through injunctive or other relief (without any bond or security being required to be posted), it being acknowledged that any such breach or threatened breach will cause irreparable injury to Buyer, the amount of which will be difficult to determine, and that money damages will not provide an adequate remedy to Buyer.

                           (vi) To the extent  that any waiver of the  covenants
contained in subsection (a) (iii) is required in order for Future Tech, as debtor in possession, to wind down and liquidate pursuant to the Plan, Buyer will not withhold its consent to a request for such waiver made pursuant to
Section 16.1(g), provided that such waiver is as narrowly tailored as to time and scope as reasonably necessary. Future Tech may sell to a liquidator any inventory not purchased by Buyer pursuant to Section 2.1(a) of this Agreement.

                           (vii) If any covenant  contained in this section,  or
any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration, scope and/or area of such covenant so that the said covenants shall be enforceable to the fullest extent which the court deems reasonable. If Future Tech or Leonard Keller breach the covenants set forth in this section, the running of the noncompete period described herein (but not its/his obligation) shall be tolled for so long as such breach continues.

                  (b) For purposes of this Agreement, the term "Trade Area" shall mean Miami-Dade and Broward Counties (Florida), and Latin America, more specifically defined as South America, Central America, Mexico and the Caribbean island nations excluding Cuba.

         5.5 Further Assurances. The parties shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including without limitation, all instruments of transfer as may be necessary or desirable to transfer ownership of the Acquired Assets and to consummate the transactions contemplated by this Agreement. Future Tech may retain originals or copies of any documents, books and records it deems, in its sole discretion, may be needed to meet future obligations of the corporation or its employees, officers, directors and shareholders: (i) in connection with the Plea Agreement with the United States Department of Justice; (ii) any aspect of the investigation by the Department of Justice relating to the conduct of any employee of Future Tech; (iii) the examination by the Internal Revenue Service of the income tax returns of Future Tech; and (iv) the prosecution and defense by and of Future Tech of the Otomation Engineering, Tech Media Computer Systems, Inc., and/or Tae Il Media Co. Ltd. case and the Acosta case (the matters described in (i)-(iv), collectively, the "Future Tech Matters"). Additionally, each party shall have complete access to the former employees of Future Tech, and the right to copy any original Future Tech documents, books and records in the possession of the other party for six (6) years following the Closing Date.

         5.6 Notice of Developments. From the date of this Agreement, until the Closing or the earlier termination hereof, Future Tech shall promptly notify Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of any representation or warranty or covenant of Future Tech in this Agreement, or which could have the effect of making any representation or warranty of Future Tech in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the Acquired Assets, the Assumed Liabilities, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, projections or prospects of Future Tech or its business as currently conducted and as proposed to be conducted by Buyer after the Closing.


                                   ARTICLE VI

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                         FUTURE TECH AND LEONARD KELLER

         Future Tech and Leonard Keller each hereby jointly and severally represent and warrant and covenant to Buyer and Bell, subject to the specific exceptions disclosed in the Disclosure Schedule (each referencing the appropriate section numbers of this Article VI as to which an exception exists) delivered by Future Tech and Leonard Keller to Bell and Buyer, and except as specifically prohibited or mandated by the Bankruptcy Code and dated as of the date hereof, as follows:

         6.1 Organization of Future Tech. Future Tech is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. It has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a material adverse effect on Future Tech or its business. Future Tech has made available to Buyer a true and correct copy of the constituent documents (articles or certificate of incorporation and bylaws) of Future Tech, each as amended to date, and each such instrument is in full force and effect.

         6.2 Authority. Except as disclosed in Schedule 6.2, Future Tech has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Except as disclosed in Schedule 6.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. The commencement of the Case (as well as the making of all statements and filing of all information therein) has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Future Tech and constitutes a valid and binding obligation of Future Tech enforceable against Future Tech in accordance with its terms subject to Bankruptcy Court approval once the Case is filed. This Agreement has been duly executed and delivered by Leonard Keller and constitutes a valid and binding obligation of Leonard Keller enforceable against him in accordance with its terms. The execution and delivery of this Agreement by Future Tech does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or require any notice under any agreement to which Future Tech is a party or by which it or any of the Acquired Assets are subject (any such event, a "Conflict") (i) any provision of the constituent documents of Future Tech or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Future Tech or any of its properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Future Tech in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, including any other assignment or instrument of transfer to be delivered by Future Tech except for (x) such filing as is required under the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, as amended (the "HSR Act") and (y) Bankruptcy Court approval as described in Section 1.1 hereof.

         6.3 Financial Statements. (a) Future Tech has delivered to Buyer and its accountants: (i) the audited balance sheet and audited statement of income and cash flow of Future Tech for the fiscal year ended December 31, 1996, and
(ii) the unaudited balance sheets and unaudited statements of income and cash flow of Future Tech for the fiscal years ended as of December 31, 1997, December 31, 1998, and the three-month period ended March 31, 1999. The balance sheet of Future Tech as of March 31, 1999 is referred to as the "1999 Future Tech Balance Sheet" and all such financial statements are hereinafter referred to as the "Financial Statements."

                  (b) The Financial Statements (including the notes thereto) (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (ii) present fairly the financial condition and results of operations of Future Tech as of such dates, (iii) are correct and complete and are consistent with the books and records of Future Tech. The books and records of Future Tech are correct and complete, do not contain any material inaccuracies or discrepancies, reflect all items required therein to be reflected by GAAP, and have been maintained in accordance with good business and accounting practices.

                  (c) Future Tech has no Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which (i) has not been reflected in the 1999 Future Tech Balance Sheet, or (ii) has not arisen in the ordinary course of business since March 31, 1999 consistent in nature and amount with past practices and is not listed in the schedules to this Agreement, except for legal fees which have accrued subsequent to March 31, 1999.

                  (d) A true and correct copy of the Financial Statements is attached as Schedule 6.3(d).

                  (e) From the date of this Agreement until the commencement of the Case, Future Tech will furnish Buyer with unaudited interim financial statements for each month subsequent to March 31, 1999, as soon as practicable, but in any event within thirty (30) days after the close of any such month and from the commencement of the Case until the Closing Date, a Debtor in Possession Report and thereafter, monthly operating reports as and at the same time submitted to the Bankruptcy Court subject to Buyer's agreement that the information contained therein is sufficient.

         6.4 Absence of Changes. Except as set forth in Schedule 6.4, since the date of the 1999 Future Tech Balance Sheet (or such other date specifically set forth herein), Future Tech has conducted its business only in accordance with the Business Practices and, except to the extent the following has occurred in accordance with the Business Practices:

                  (a) There has not been any material adverse change in the business, financial condition, operations, or results of operations of Future Tech or its business;

                  (b) Future Tech has not sold, leased, licensed, or disposed of any of its assets relating to Future Tech or its business (whether by way of merger, purchase, or otherwise);

                  (c) Future Tech has not accelerated, terminated, modified or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which relates to the Acquired Assets;

                  (d) Future Tech has not delayed or postponed the payment of material accounts payable and other liabilities relating to the Acquired Assets beyond their due date, except with respect to accounts or liabilities that are subject to dispute in good faith;

                  (e) Future Tech has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to any Acquired Asset involving payments of more than $10,000 in the aggregate;

                  (f) To Future Tech's and Leonard Keller's knowledge, Future Tech has no reason to believe that any vendors, licensors, licensees, distributors, or customers related to any Acquired Asset intends to discontinue with the Buyer a business relationship any such vendor, licensor, licensee, distributor, or customer currently has with Future Tech;

                  (g) No Acquired Asset has been materially damaged, destroyed, or lost (whether or not covered by insurance), and no material customer (a customer accounting for 5% or more of the revenues of Future Tech in the last twelve month-period) of Future Tech has been lost;

                  (h) Future Tech has not entered into any employment contract or collective bargaining agreement, or modified the terms of any existing employment contract or collective bargaining agreement, relating to the Acquired Assets;

                  (i) Future Tech has not changed employment or compensation terms for any employee specified on Schedule 6.16(a) other than in the normal course of business;

                  (j) To Future Tech's and Leonard Keller's knowledge, Future Tech has not taken any action involving the Acquired Assets, or failed to act with respect to the Acquired Assets, in a manner which would have a material adverse effect on the Acquired Assets and the business associated therewith;

                  (k) Future Tech has not entered into any capital commitments in relation to any of the Acquired Assets or the business associated therewith;

                  (l) Future Tech has not accelerated the collection or conversion of accounts receivable or notes receivable relating to the Acquired Assets by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances, or enhancements;

                  (m) Future Tech has not revalued any of the Acquired Assets;

                  (n) Future Tech has not effected any change in its accounting methods or policies (including any change in depreciation or amortization policies or rates);

                  (o) Future Tech has not received notice of any claim or potential claim of ownership of the Acquired Assets by any person, and to the best of its knowledge, no Basis (as defined herein) exists for any such claim of ownership;

                  (p) Future Tech has not received notice of any claim or potential claim, and to the best of its knowledge, no Basis (as defined herein) exists for any claim or potential claim that Future Tech has infringed the intellectual property rights of any person or entity; and

                  (q) Future Tech has not negotiated with respect to or otherwise committed or agreed to do any of the foregoing (other than negotiations with CHS, which negotiations and letters of intent have been terminated by mutual agreement and without prejudice to Future Tech prior to negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

For purposes of this Agreement, the term "Business Practices" shall mean business, corporate, financial and accounting practices, acts and actions taken in compliance with all Laws applicable to Future Tech, its business and the Acquired Assets, such practices, acts and actions to have been taken in good faith, in full compliance with any Governmental Order, without giving rise to any Liability or Adverse Legal Action by any Governmental Entity (or any Basis for either).

         6.5 Absence of Undisclosed Liabilities. There is no Liability and, to the best knowledge of Future Tech and Leonard Keller, no threatened Adverse Legal Action by or before any Governmental Entity or third-party, nor is there any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, that forms or reasonably could form the basis therefor ("Basis") and which could thereby give rise to any Liability with respect to any Acquired Asset.

         6.6 Legal and Other Compliance. Future Tech is in full compliance with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable Governmental Entities, the violation of which would have a material adverse effect on the Acquired Assets or the business of Future Tech associated with the Acquired Assets or on the ability of Future Tech to consummate the transactions contemplated by this Agreement or Buyer's ability to conduct the business of Future Tech as currently conducted.

         6.7 Taxes. Except as otherwise set forth on Schedule 6.7, to the extent a failure to do so would adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset, Future Tech has (i) timely filed within the time period for filing or any extension granted with respect thereto all tax returns which it is required to file relating to or pertaining to any and all taxes attributable or levied upon any Acquired Asset and (ii) paid any and all taxes it is required to pay in connection with the periods to which such tax returns relate. There are (and immediately following the Closing there will be) no liens on any Acquired Asset relating to or pertaining to taxes, except with respect to taxes not yet due and payable. No Basis exists or will exist for the assertion of any claim which, if adversely determined, would result in a lien on any Acquired Asset or otherwise adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset.

         Future Tech is not a party to any tax sharing, indemnification, or allocation agreement, nor does it owe any amounts under any such agreement, other than this Agreement. Future Tech's tax basis in its assets for purposes of determining its future amortization, depreciation, and tax deductions is accurately reflected on its tax books and records. Future Tech is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

         6.8 Restrictions on Business Activities. There is no agreement (noncompetition, field of use, or otherwise), Adverse Legal Action by or before any Governmental Entity or any Governmental Order which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice utilizing any Acquired Asset. Future Tech has entered into agreements which restrict its sale, license, or distribution of its products, services, and technology to customers located solely within the Trade Area.

         6.9 Title to Properties; Absence of Liens; Condition of Acquired Assets. (a) Future Tech does not own any real property. Future Tech has delivered to the Buyer a true and correct copy of the Assumed Real Property Lease, none of which has been modified in any respect since delivery to Buyer. The Assumed Real Property Lease is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such lease, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or a Basis therefor). To the best knowledge of Future Tech, neither the business operations conducted on such real property, nor such real property, including improvements thereon, violate any applicable law, building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. To the best knowledge of Future Tech, all approvals of Governmental Entities (including licenses and permits) required in connection with its operations on such real property have been obtained. Future Tech is lawfully in possession of all real properties of which it is a lessee.

                  (b) Future Tech has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, each Acquired Asset being transferred to the Buyer, free and clear of any Liabilities, except as reflected in the 1999 Future Tech Balance Sheet or Schedule 6.9(b).

                  (c) Each item of fixed assets, equipment and other tangible assets is in good operating condition and free from defects, except for ordinary wear and tear, and repair and is reasonably fit and usable for the purposes for which it is presently being used.

                  (d) The Acquired Assets comprise all of the assets, properties, and rights of every type and description, real, personal, tangible, and intangible necessary for and/or used by Future Tech in the business as currently conducted and as currently proposed to be conducted by Buyer.

                  (e) Future Tech is in custody and control of all the Acquired Assets being sold and transferred to the Buyer pursuant to this Agreement or any assignments or other instruments of transfer delivered or to be delivered to Buyer pursuant hereto or thereto.

                  (f) There is no backlog arising out of Future Tech's operation of its business.

                  (g) Future Tech has no outstanding written customer orders, purchase orders or any other customer commitments from current customers as of the date of this Agreement and there will not be any in effect on the Closing Date.

                  (h) Future Tech has no oral arrangements of any kind with its current customers.

         6.10 Intellectual Property.

                  (a) Schedule 2.1(f) lists all the intellectual property owned by, or filed in the name of, Future Tech and included in the Acquired Assets (the "Seller Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Seller Intellectual Property.

                  (b) Future Tech is the exclusive owner of all trademarks, service marks, and trade names used in connection with the operation or conduct of its business and Future Tech is the exclusive owner of, and has good title to, all copyrighted works that are Future Tech's products or other works of authorship which Future Tech otherwise purports to own and are included in the Acquired Assets.

                  (c) Schedule 2.1(f) sets forth a complete list of all licenses, sublicenses, and other agreements pursuant to which any person is authorized to use the Seller Intellectual Property or any of Future Tech's trade secrets material to the Acquired Assets, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof. The execution and delivery of this Agreement by

Future Tech, and the consummation of the transactions contemplated hereby, will not cause any such license, sublicense, or agreement to terminate, nor entitle any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement.

                  (d)  The  intellectual  property  of  Future  Tech  listed  in
Schedule 2.1(f) constitutes all of the Seller Intellectual Property used in or necessary to the conduct of the business as currently conducted by Future Tech, or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of the business (including products, technology or services currently under development). No person who has licensed intellectual property to Future Tech has ownership rights or license rights to improvements made by Future Tech in such intellectual property which has been licensed to Future Tech.

                  (e) The contracts, licenses and agreements listed in Schedule 2.1(f) constitute all contracts, licenses and agreements to which Future Tech is a party with respect to any intellectual property included in the Acquired Assets.

                  (f) The operation of Future Tech as currently conducted or as reasonably contemplated to be conducted (including but not limited to the design, development, distribution, marketing, use, import, manufacture, license and sale of the products, technology or services (including products, technology or services currently under development) of Future Tech) has not, does not and will not infringe or misappropriate the intellectual property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Future Tech has not received notice nor have any claims been asserted or threatened against Future Tech or any of its customers, from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Future Tech infringes or misappropriates the intellectual property of any person or that Future Tech has engaged in unfair competition or trade practices under the laws of any jurisdiction (nor to the best knowledge of Future Tech is there any Basis therefor).

                  (g) All necessary registration, maintenance and renewal fees in connection with Seller Intellectual Property have been paid and all necessary documents and certificates in connection with Seller Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Intellectual Property.

                  (h) Future Tech has protected its rights in confidential information and trade secrets by having certain executive/management employees execute confidentiality agreements (true and correct copies of which are attached under Schedule 6.10(h)).

                  (i) Future Tech does not have any currently pending claim against any person for infringing or misappropriating the Seller Intellectual Property.

                  (j) No Seller Intellectual Property or product, technology or service of Future Tech is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Future Tech or may affect the validity, use or enforceability of the Seller Intellectual Property.

                  (k) No (i) product, technology, service or publication of Future Tech or (ii) material published or distributed by Future Tech in connection with its business is obscene, defamatory, or constitutes false advertising or otherwise violates any law or regulation in any jurisdiction in which it is published or distributed by Future Tech.

                  (l) Except as provided on Schedule 6.10(l) to the extent any Acquired Assets include Commercial Software Rights (the "Acquired Commercial Software Rights"), Future Tech has not breached or violated the terms of its license, sublicense, or other agreement relating to any Acquired Commercial Software Rights, and Future Tech has a valid right to use such Acquired Commercial Software Rights under such licenses and agreements. Future Tech is not nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or agreement relating to the Acquired Commercial Software Rights. No claims with respect to the Acquired Commercial Software Rights have been asserted or, to the best of Future Tech's knowledge, are threatened by any person against Future Tech in connection with any Acquired Commercial Software Right. To the best of Future Tech's knowledge, there is no material unauthorized use, infringement, or misappropriation of any Acquired Commercial Software Right by Future Tech or any employee or former employee. To the best of Future Tech's knowledge, no Acquired Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by Future Tech.

         6.11 Agreements, Contracts and Commitments. Except as contemplated by this Agreement or as set forth on Schedule 6.11, Future Tech does not currently have, is not a party to, nor is bound by with respect to any Acquired Asset or key employee:

                  (a) any collective bargaining agreements;

                  (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (c) any stock option, stock purchase, stock appreciation, bonus, deferred compensation, pension, severance, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                  (d) any agreement, contract, or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise;

                  (e) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement;

                  (f) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity having a value individually in excess of $10,000;

                  (g) any agreement of indemnification or guaranty;

                  (h) any purchase order or contract for the purchase of materials in excess of $5,000 except in the ordinary course of business;

                  (i) any agreement entered otherwise than in the ordinary course of business;

                  (j) any agreement that is likely to result in a loss on completion of performance;

                  (k) any agreement (or group of related agreements) containing any covenant limiting the freedom of Future Tech to engage in any line of business or to compete with any person or entity that could reasonably be expected to impair or encumber the Acquired Assets;

                  (l) any agreement (or group of related agreements) relating to capital expenditures and involving future payments in excess of $15,000;

                  (m) any agreement (or group of related agreements) under which payment has already been received by Future Tech (whether in whole or in part) but which requires the performance of services after the Closing Date;

                  (n) any fidelity or surety bond or completion bond;

                  (o) any agreement pursuant to which Future Tech has advanced or loaned any amount to any director, officer, employee, or consultant other than business travel advances in the ordinary course of business (other than as in (g));

                  (p) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Future Tech or extension of credit to it, involving obligations in excess of $5,000 or under which Future Tech has imposed any lien on any of the Acquired Assets;

                  (q) any purchase order or contract for the purchase of materials (excluding capital expenditures) involving $15,000 or more except in the ordinary course of business;

                  (r) any agreement concerning confidentiality;

                  (s) any construction contracts;

                  (t)  any  distribution,   joint  marketing,   development,  or
partnership or joint venture agreement;

                  (u) any agreement pursuant to which Future Tech has granted, or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

                  (v) any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that involves payment of $10,000 or more.

         Future Tech has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 6.11. Future Tech has not breached, violated, or defaulted under, or received notice that it has breached, violated, or defaulted under, any of the terms of or conditions of any agreement, contract, or commitment and each such agreement, contract and commitment is in full force and effect and, except as otherwise disclosed in Schedule 6.11, is not subject to any default thereunder of which Future Tech has knowledge by any party obligated to Future Tech pursuant thereto.

         6.12 Powers of Attorney. Except as provided on Schedule 6.12 there are no outstanding powers of attorney executed on behalf of Future Tech in respect of any Acquired Asset.

         6.13 Litigation. Except as provided on Schedule 6.13 there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against Future Tech or any of its officers or directors in their capacity as such that may result in any adverse change in Future Tech's business or to the Acquired Assets or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement. To the best of Future Tech's and Leonard Keller's knowledge, no such action, proceeding, claim, arbitration, or investigation has been threatened, and neither of them is aware of any Basis for any such action, suit, proceeding, claim, arbitration, or investigation. There are no judgments, orders, decrees, citations, fines, or penalties heretofore assessed against Future Tech affecting its business or the Acquired Assets under any federal, state or local law. No governmental entity has at any time challenged or questioned the legal right of Future Tech to manufacture, offer, or sell any product related to the Acquired Assets in the present manner or style thereof.

         6.14 Insurance. Schedule 6.14 lists all material insurance policies covering the Acquired Assets. There is no claim by Future Tech pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Future Tech is otherwise in compliance with the terms of such policies and bonds.

         6.15 Environmental, Health, and Safety Matters. Future Tech has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                  (a) Without limiting the generality of the foregoing, Future Tech has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements (as defined below) for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached Schedule 6.15.

                  (b) Future Tech has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

                  (c) None of the following exists at any property or facility owned or operated by Future Tech: (1) underground storage tanks, (2)
asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (d) Future Tech has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (e) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (f) Future Tech has not either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (g) No facts, events or conditions relating to the past or present facilities, properties or operations of Future Tech will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (h) "Environmental, Health, and Safety Requirements" shall mean for purposes of this Section 6.15 all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         6.16 Employment Matters; Employee Benefits.

                  (a) Employment and Labor Matters. Schedule 6.16(a) sets forth the name, position, employment date, 1999 compensation (base and bonus) of, and Future Tech's severance and indemnity obligations to, each employee of Future Tech who is expected to earn U.S. $50,000 or more. Future Tech is not a party to any collective bargaining agreement

(whether industry wide or on a company level) or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of Future Tech at any time in the past five (5) years.

                  (b) Employee Benefit Matters. Except as disclosed in Schedule 6.16(b), Future Tech does not as of the date hereof provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any law, regulation, practice, agreement or understanding. Each employee benefit plan maintained by or on behalf of Future Tech or any other party (including any terminated pension plans) which covers or covered any employees or former employees of Future Tech ("Employee Benefit Plan") is listed in Schedule 6.16(b). Future Tech has delivered to Buyer true and complete copies of all such plans and any related documents. With respect to each such plan: (i) no litigation, administrative or other proceeding or claim is pending, or to Future Tech's knowledge threatened, involving such plan; and
(ii) such plan has been administered in compliance in all material respects with all applicable plan documents, agreements, laws and regulations. Future Tech has timely made payment in full of all contributions to all of the Employee Benefit Plans which Future Tech was obligated to make prior to the date hereof; and there are no contributions declared or payable by Future Tech to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

                  (c) No Liability. Buyer shall be under no duty whatsoever to hire any employee or group of employees of Future Tech. Effective as of the Closing Date, Buyer may offer to hire such persons as are necessary and qualified to operate its business. All terms, including benefits, of each offer to such person shall be determined by Buyer in its sole discretion. Nothing herein shall constitute either (i) an agreement to assume or be bound by any previous or existing agreement between Future Tech and any of Future Tech's employees or (ii) a guaranty that any employee of Future Tech, to whom an offer of employment of Buyer is made shall be entitled to remain in the employment of Buyer for a specified period of time. An employee of the Business to whom an offer of employment is made by Buyer and who accepts such offer shall become an employee of Buyer on the day such person reports to work for Buyer. Such person who is unable to report to work for Buyer on the Closing Date due to illness, injury or other reason shall not become an employee of Buyer until such person reports to work for Buyer. Future Tech shall remain solely responsible for all salaries, wages, benefits, severance arrangements and all other terms of employment for (a) each person who may become an employee of Buyer accruing prior to the date such person becomes an employee of Buyer and (b) each employee of Future Tech who does not become an employee of Buyer accruing at any time.

         6.17 Consents. Schedule 6.17 sets forth a true, correct, and complete list of the identities of any person or entity (including a governmental entity) whose consent or approval is required or may be compelled pursuant to Section 365 of the Bankruptcy Code, and the matter, agreement, or contract to which such consent relates, in connection with the transfer, assignment or conveyance by Future Tech of any Acquired Asset.

         6.18 Books and Records. The books and records of Future Tech related to the businesses associated with the Acquired Assets (i) have been fully and accurately maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which Future Tech operates and (ii) are in Future Tech's possession or under its control. The Acquired Assets include all equipment, material, and rights necessary to maintain such records, and the Buyer will not be dependant upon any other equipment, materials or rights or the services of any person to enable it conveniently to continue to maintain the same.

         6.19 Year 2000 Compliance. Future Tech represents and warrants that it has made its best efforts to ensure that all Acquired Assets are designed to be used prior to, during, and after the calendar year 2000 A.D. and that the scheduled completion date of efforts to certify that the Acquired Assets will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century is December 1, 1999. Future Tech further represents and warrants that its best efforts are designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and includes Year 2000 capabilities.

         6.20 Product Warranties; Defects; Liabilities. Each product manufactured, sold, licensed, leased, or delivered by Future Tech has been in conformity with all applicable contractual commitments and all express and implied warranties. Future Tech has no Liability (and to the best of its knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Future Tech giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, licensed, leased, or delivered by Future Tech is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law.

         6.21 Product Warranty. Each product manufactured, sold, leased, or delivered by Future Tech has been in conformity with all applicable contractual commitments and all express and implied warranties, and Future Tech has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the 1999 Future Tech Balance Sheet. No product manufactured, sold, leased, or delivered by Future Tech is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

         6.22 Product Liability. Future Tech has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Future Tech.

         6.23 Inventory. The inventory portion of the Acquired Assets consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods all of which is merchantable and fit for the purpose for which it was procured or manufactured, all of which is of the type sold by Future Tech in the usual, regular and ordinary course of its business during the 12-month period ending as of the date of this Agreement, and all of which is reflected on the 1999 Future Tech Balance Sheet at the lower of cost or market value, and none of which is Slow-Moving ("Slow-Moving" inventory is inventory over 90 days old as of the Closing Date), obsolete, damaged, or defective, subject only to the reserve for inventory writedown to net realizable value set forth in the 1999 Future Tech Balance Sheet. RMA inventory (as that term is customarily used in the industry) will be purchased by Buyer in "as is" condition and valued at fair market value.

         6.24 Accounts Receivable. Future Tech has delivered to Buyer a complete and accurate aging of all Accounts Receivable as set forth in Schedule 2.1(b) excluding the accounts receivable as set forth in Schedule 2.4 of Future Tech as of April 27, 1999. No Account Receivable reflected on Schedule 2.1(b) and in the 1999 Future Tech Balance Sheet and no Account Receivable arising after the date of the 1999 Future Tech Balance Sheet and reflected on the books of the Company and the Closing Date Balance Sheet (excluding the accounts receivable as set forth in Schedule 2.4) is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon, and all Accounts Receivable will be collected within 120 days of their respective creation. All Accounts Receivable have been generated and recorded in the ordinary course of business and consistent with the Business Practices and reflect a bona fide obligation for the payment of goods or services provided by the Company.

         6.25 Bankruptcy Matters. (a) All filings, pleadings, statements and other actions made or to be made in connection with the Case by or on behalf of Future Tech have been duly and validly authorized by all required corporate actions and have been timely filed in the Case; and (b) all information contained in any document filed by or on behalf of Future Tech except to the extent information is received from third parties in the Case will be true and correct as of the date so filed to the best of Future Tech's knowledge, the date of this Agreement and the Closing.

         6.26 Representations Complete. None of the representations or warranties made by Future Tech or Leonard Keller (as modified by any Schedules), nor any statement made in any schedule, exhibit or certificate furnished by Future Tech or Leonard Keller pursuant to this Agreement contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         6.27 Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act, Future Tech and its employees and agents have not directly or indirectly made any offer, payment, promise to pay, or authorized payment, or offered a gift, promised to give, or authorized the giving of anything of value for the purpose of influencing an act or decision of an official of any foreign government or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist in obtaining, retaining or directing any business.

         6.28 Florida Taxes.  Future Tech shall comply with the  requirements of
Section 212.10 and Chapter 220 of the Florida Statutes and the regulations promulgated thereunder by the Florida Department of Revenue in order to insulate Buyer from transferee liability for unpaid taxes owed by Future Tech to the State of Florida pursuant to Chapters 212 and 220, respectively, of the Florida Statutes.

         6.29 Export/Import Control Regulations. Future Tech has complied with all applicable export and/or import laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, as the case may be, and has not knowingly imported, exported, or allowed the re-import or re-export of, anything in violation of any such restrictions, or without all required licenses and authorizations.

         6.30 Absence of Currency Controls. As of the date of this Agreement, there are no currency control laws applicable to the business conducted by Future Tech in the Trade Area.

         6.31 Executory Contracts, Unexpired Leases. Schedule 2.1(c)(ii) is a true and complete list of all of Future Tech's executory contracts and unexpired leases (constituting Acquired Assets to be assumed by Future Tech and assigned to Buyer pursuant to the Agreement and the Plan) and each such contract is an executory contract as so defined.

                                   ARTICLE VII

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         To induce Future Tech to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with Future Tech as follows:

         7.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the corporate authority and power to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and Buyer is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on Buyer taken as a whole.

         7.2 Execution; Authorization and Approval. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

         7.3 Execution; No Inconsistent Agreements; Etc. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute: (i) a breach or violation of the charter or by-laws of Buyer; (ii) a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer may be bound; or (iii) a violation of any law, order, regulation, judgment, License or decree applicable to Buyer.

         7.4 Full Disclosure. No representation or warranty of Buyer contained in this Agreement, and none of the statements or information concerning Buyer contained in this Agreement, or the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.5 Approvals. The approval of the shareholders of Buyer is not required for the consummation of the transactions contemplated hereby.

         7.6 Bankruptcy Disclosure. Buyer will timely provide all financial and other information reasonably required by Future Tech to meet the "adequate disclosure" requirements of 11 U.S.C. ss.1125. Future Tech acknowledges that Buyer has provided all such information to Future Tech. If additional information concerning the Buyer shall be required by the Bankruptcy Court or reasonably requested by the U.S. Trustee, Buyer will provide such information within three (3) Business Days of receipt of such request by Buyer.

         7.7 Employment of Future Tech Employees. After Closing, Buyer will hire such employees of Future Tech as in its best judgment will enable Buyer to exploit the assets purchased pursuant to this Agreement. Subject to a due diligence review of the employees of Future Tech and unless cause is present, Buyer shall first offer to the employees of Future Tech, employment with Buyer which is similar in conduct, skill, aptitude and seniority as those employees had with Future Tech. All hiring by Buyer, however, shall be subject to the sound business judgment of Buyer, exercised with due regard to the objective of Future Tech that as many of its employees as possible obtain employment with Buyer which employment is similar to the employment they had with Future Tech.

         7.8 WARN Act Compliance. Future Tech hereby represents, warrants and covenants to Buyer that (i) for the 90-day period prior to the closing date it will permanently layoff, or will have permanently laid off, no more than thirty
(30) employees, other than in connection with the transactions contemplated by this Agreement; (ii) it will not take any action to trigger Liability under the Worker Adjustment and Retraining Notification ("WARN") Act, 29 U.S.C. ss.ss.2101-09, for Buyer; and (iii) it will indemnify and hold Buyer harmless from any and all claims, demands, deficiencies, penalties, assessments, executions, judgments or recoveries due to any actual or alleged violation of the WARN Act caused by Future Tech's actions or failures to act. This indemnification shall be separate from Future Tech's indemnification obligations under Section 12.2 of this Agreement.

         7.9 Guaranty of Buyer's Performance by Bell. The representations, warranties, obligations and promises of performance, including promises to make purchase price payments hereunder, of Buyer contained in this Agreement, to the extent that performance or compliance is required of Buyer and, if there is any dispute regarding such performance or compliance, after Buyer's defenses have been adjudicated or waived (pursuant to the waiver provisions hereof), shall be performed and complied with, in all material respects by Bell, as though made directly by Bell, upon Buyer's failure of performance, upon notice by Future Tech if such nonperformance is not promptly cured. This guaranty of performance shall survive the closing and shall remain in full force and effect until the obligations of Buyer shall have terminated pursuant to the terms of this Agreement.

                                  ARTICLE VIII

               CONDUCT OF BUSINESS OF FUTURE TECH PENDING CLOSING

         Each of Future Tech and Leonard Keller covenants and agrees that, except as otherwise prohibited or mandated by the Bankruptcy Code, between the date hereof and the Closing Date:

         8.1 Conduct of Business. The business of Future Tech shall be conducted in compliance with the Business Practices. Without limiting the generality of the foregoing, Future Tech:

                  (a) Shall not enter into any contract, agreement or other arrangement which would constitute a material contract, except for contracts to sell or supply goods or services to customers in accordance with the Business Practices at prices and on terms substantially consistent with such Business Practices;

                  (b) Except for sales of personal property in the ordinary course of its business, shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of, any of its assets or properties or any interest therein;

                  (c) Shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable it to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

                  (d) Shall maintain in full force and effect all insurance policies;

                  (e) Shall maintain its books, records and accounts in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

                  (f) Shall use its best efforts to preserve its business organization, to keep available the services of its employees, to preserve the goodwill of its suppliers, customers and others having business relations with Future Tech, and to retain the services of key employees and agents of Future Tech on terms satisfactory to Buyer and shall pay, all compensation, bonus, seniority bonus, commissions, vacation, severance, retirement, pension and other benefits, including maintenance and funding of indemnity obligations (collectively "Employment Benefits") due to, or accrued for the benefit of, its employees through Closing.

                  (g) Shall keep in full force and effect, and not cause a default of any of its obligations under, each of its contracts and commitments except as they may terminate in accordance with their terms or in accordance with the terms of this Agreement;

                  (h) Shall duly comply in all material respects with all laws, regulations and Licenses applicable to it and to the conduct of its business;

                  (i) Shall not create, incur or assume any material Liability or indebtedness, except in the ordinary course of business consistent with past practices;

                  (j) Shall not make or commit to make any capital expenditures in excess of U.S. $50,000 in the aggregate;

                  (k) Shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party (as that term is defined in GAAP) except as an employee in the ordinary course of business;

                  (l)  Shall  maintain  the  Oracle   Database  and  not  erase,
disclose, duplicate, or remove it, or permit third-parties to use or do any of the same.

         8.2 No Material Changes. Future Tech shall not materially alter its organization, capitalization, or financial structure, practices or operations, provided, however, that Future Tech's filing of a voluntary bankruptcy petition in the Case shall not be deemed a material adverse change. Without limiting the generality of the foregoing:

                  (a) No change shall be made in the articles of incorporation or by-laws except as contemplated in the Plan;

                  (b) No change shall be made in the authorized or issued capital stock;

                  (c) Future Tech shall not issue, or grant any right or option to purchase or otherwise acquire, any of its capital stock or other securities;

                  (d) No dividend or other distribution or payment shall be declared or made with respect to any of capital stock; and

                  (e) No change shall be made affecting banking arrangements except as required in the Case as by the U.S. Trustee Operating Guidelines.

         8.3 Compensation. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

         8.4 Bankruptcy Filings and Compliance. (a) All filings, pleadings, statements and other actions to be made in connection with the Case by or on behalf of Future Tech will have been duly and validly authorized by all required corporate actions when made; (b) all information contained in any document filed by or on behalf of Future Tech, except to the extent it is received from third parties will be true and correct as of the date so filed to the best of Future Tech's knowledge; and (c) Future Tech will at all times be in full compliance with all applicable provisions of (i) the Bankruptcy Code, (ii) the Federal Rules of Bankruptcy Procedure, (iii) the Rules and/or Guidelines promulgated by the U.S. Trustee, and (iv) all applicable local bankruptcy court rules.


                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         The obligation of Future Tech and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by either Buyer or Future Tech:

         9.1 Bankruptcy Court Approval. The United States Bankruptcy Court shall have entered a Final Order as provided in Section 1.1(a) of this Agreement in form and substance approved by Buyer.

         9.2 Other Governmental Consents. All consents and approvals required by governmental regulatory authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained, including, without limitation, the expiration of any notice and waiting period under the HSR Act. All of such consents and approvals shall have been obtained without the imposition of any adverse terms or conditions.


                                    ARTICLE X

                       CONDITIONS TO OBLIGATIONS OF BUYER.

         10.1 Conditions. All obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer:

                  (a)  Representations  and Warranties.  The representations and warranties contained in this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Future Tech in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

                  (b) Compliance with Agreements and Conditions. Future Tech shall have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed prior to or on the Closing Date.

                  (c) Absence of Material Adverse Changes. Except for the filing of the Case, no material adverse change in the business, assets, financial condition, or prospects of Future Tech shall have occurred, no substantial part of the assets of Future Tech not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or may reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects of Future Tech (such changes and effects, collectively, "Material Adverse Changes/Effects").

                  (d) Legal Opinions. Buyer shall have received one or more legal opinions, substantially in the form of Exhibit B, from (i) Stearns, Weaver, Miller, Weissler, Alhadeff & Sitterson, P.A., counsel to Future Tech;
(ii) Winston & Strawn, counsel to Future Tech; and/or (iii) Kozyak Tropin & Throckmorton, P.A., counsel to Future Tech.

                  (e) Consents under Unexpired Leases, Executory Contracts and Other Material Contracts. Buyer shall have received written consents or approvals (collectively "Consents"), in form and substance reasonably acceptable to Buyer's counsel, from all parties whose consent is required under any executory contracts or unexpired leases and/or other material contracts to be assigned to Buyer hereunder, for the transactions contemplated hereby, that such Consents shall not amend or limit the terms of any lease or contract in any material respect (except as otherwise provided in Sections 3.1(c)(i) and (c)(ii)) or alternatively, that the Bankruptcy Court shall have entered an order or orders authorizing the assumption of and assignment to Buyer of the lease or contract on the Closing Date.

                  (f) Employment, Consulting and Non-Compete Agreements. At Closing Louis Leonardo and Juan M. Ortiz shall enter into employment agreements with Buyer containing terms that are mutually acceptable. All such persons shall be covered by Buyer's directors= and officers= liability insurance, for acts or omissions occurring after Closing, to the same extent as other officers of Buyer. Leonard Keller shall enter into a consulting agreement with Buyer containing terms that are mutually acceptable.

                  (g) Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Buyer.

                  (h) Facility Lessor Approval. The Airport Key Corporation shall have consented in writing to the assignment of the lease for Future Tech's offices located at 7630 N.W. 25th Street, Miami, Florida 33122 and the terms of such lease shall be no less favorable to Buyer than currently enjoyed by Future Tech.

                  (i) Equity Value. The Equity Value, as defined above, is not less than one hundred ($100.00) dollars.

                  (j) Bank Approval. Bell shall have received the consent of its banks to the guaranty of Buyer's obligations hereunder pursuant to Section 7.9 of this Agreement.

                  (k) No Proceeding or Litigation. No Adverse Legal Action shall have been commenced or threatened by or before any Governmental Entity against either Future Tech, Leonard Keller or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated hereby which Buyer believes, on the basis of the advice of its counsel rendered in good faith in its sole and absolute discretion, (i) is likely to prevent the consummation of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to own the Acquired Assets, or to operate the former business of Future Tech, or (iv) otherwise render inadvisable, in the sole and absolute discretion of Buyer, the consummation of the transactions contemplated by this Agreement.

                  (l) Resolutions of Future Tech. Buyer shall have received a true and complete copy, certified by an officer of Future Tech, of the resolutions duly and validly adopted by the Board of Directors of Future Tech evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the commencement of the Case.

                  (m) Good Standing. Buyer shall have received good standing certificates for Future Tech from the Secretary of State of the State of Florida and any other jurisdiction in which the operation of Future Tech's business requires Future Tech to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing Date.

                  (n) Satisfactory Completion of Due Diligence. Buyer shall have completed all its business, legal, accounting, financial, and environmental due diligence with respect to

Future Tech, which due diligence shall include but is not limited to a valuation of the Acquired Assets and inventory, the Assumed Liabilities and the transactions contemplated by this Agreement and shall, in its sole and absolute judgment, formed in good faith, be satisfied with the results thereof.


                                   ARTICLE XI

                    CONDITIONS TO OBLIGATIONS OF FUTURE TECH

         11.1 Conditions. All of the obligations of Future Tech to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part, by Future
Tech:

                  (a) Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

                  (b) Compliance with Agreements and Conditions. Buyer shall have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

                  (c) Legal Opinion. Future Tech shall have received a legal opinion, substantially in the form of Exhibit C, from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Buyer.


                                   ARTICLE XII

                                    INDEMNITY

         12.1 Buyer Indemnification. Buyer agrees to indemnify and hold harmless Future Tech and its respective officers, directors, employees and Leonard J. Keller ("Future Tech Indemnitees"), from and against any and all actions, suits, claims, proceedings, costs, losses, damages, judgments, liabilities, fines, penalties, amounts paid in settlement, and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements)

("Damages") incurred by any Future Tech Indemnitee arising out of (i) any material inaccuracy in or material breach, violation, or nonobservance of the representations, warranties, covenants or agreements made by Buyer in this Agreement; (ii) the failure of Buyer to discharge the Assumed Liabilities from and after the Closing Date as provided in Section 3.1(c)(i) and (ii) hereof; or
(iii) the use and operation of the Acquired Assets by Buyer after Closing. Notwithstanding the foregoing, it is expressly agreed by the parties, that (a) no indemnity is to be made later than the date which is the later of (x) one year from the date of Closing and (y) solely with respect to the payment of each component of the Purchase Price under Section 3.1(a), (b) and (c), the date set for payment thereof; (b) any amounts payable under Article III to Future Tech at the time such indemnification is to be made may be offset by the amount of such indemnification paid to Future Tech; (c) Future Tech shall promptly notify Buyer of any third-party claims and allow Buyer to assume the defense of such claim (without any prejudice as to whether indemnification is required); (d) the total amount which may be paid as indemnification under (i) and (iii) above is $1,000,000 (or if indemnification is sought with respect to nonpayment of the Purchase Price, then the amount of such outstanding Purchase Price, taking into account any permitted offsets or adjustments provided for in this Agreement);
(e) the total amount which may be paid as indemnification under (ii) above shall not exceed the amount of the Assumed Liabilities less the amount paid on same to the date of any such indemnification; (f) Future Tech shall not be entitled to indemnification hereunder until Damages exceed $75,000, whereupon Future Tech shall be responsible for the first $75,000 of such Damages; and (g) the amount of any indemnification made to Future Tech will be reduced by any tax benefit received or receivable by Future Tech arising from the matter for which indemnification is being made. It is also expressly understood by the parties that, in no case shall Buyer indemnify Mark B. Jimenez and/or anyone serving as his agent or proxy or in any other way exercising or attempting to exercise dominion or control over Future Tech or Jimenez's stock in Future Tech (collectively, "Jimenez Entities") or the MarkVision companies and/or any of their affiliated entities (collectively, "MarkVision Entities") in respect of any matter whatsoever; and it is expressly agreed by the parties that Buyer shall not indemnify any Future Tech Indemnitees with respect to any claim that such Jimenez and/or MarkVision entities may bring against any Future Tech Indemnitee.

         12.2 Future Tech Indemnification. Future Tech agrees to indemnify and hold harmless Buyer and its respective officers, directors, employees and controlling persons, and each of them ("Buyer Indemnitees") from and against any and all Damages incurred by any Buyer Indemnitee to the extent relating to or arising out of (i) any material inaccuracy in or breach, violation or nonobservance of the material representations, warranties, covenants or agreements made herein by Future Tech and/or Leonard Keller, or (ii) any actions, suits, claims, proceedings brought against any Buyer Indemnitee by any Jimenez Entities or MarkVision Entities arising out of the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, it is expressly agreed by the parties that (a) no indemnity is to be made with respect to

Damages arising after the date which is 15 months after the Closing Date; (b) the total amount which may be paid as indemnification hereunder shall be the greater of $1,000,000 and the amount due, if any, to Future Tech pursuant to
Section 3.1(d); and (c) the amount of any indemnification made to Buyer will be reduced by any tax benefit received or receivable by Buyer arising from the matter for which indemnification is being made.


                                  ARTICLE XIII

                                   TERMINATION

         13.1 Termination. This Agreement may be terminated at any time:

                  (a) By mutual consent of Buyer and Future Tech; or

                  (b) At the election of Buyer if between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or may be expected to result in a Material Adverse Change/Effect;
(ii) any material representation or warranty of Future Tech and/or Leonard Keller contained in this Agreement (including the Schedules and Exhibits hereto) shall not have been true and correct when made; (iii) Future Tech and/or Leonard Keller shall not have complied with any material covenant or agreement to be complied with by it/him contained in this Agreement (including if the approvals required in Section 1.1 are not timely given); (iv) a Competing Bid (as defined below) is approved by the Bankruptcy Court; (v) the Closing has not been consummated by July 9, 1999; or (vi) Buyer shall have had no obligation to consummate the transactions contemplated by this Agreement pursuant to Article X of this Agreement; or

                  (c) At the election of Future Tech if between the date hereof and the time scheduled for the Closing: (i) Buyer has materially breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) the Closing has not been consummated by July 9, 1999.

         13.2 Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Article XIII shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of thirty (30) days (but no later than up to July 9, 1999) after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. For purposes of this Article XIII, the automatic stay under ss.362 of the Bankruptcy Code shall be deemed terminated as to Buyer in the event Buyer is the Terminating Party.

         13.3 Liquidated Damages. Upon a breach of this Agreement by Buyer (other than for failure to pay the Contingent Incentive Payment, if earned), Buyer will pay to Future Tech, as liquidated damages, the out-of-pocket fees, expenses and costs incurred by Future Tech (not to exceed $50,000), plus $100,000.00. Upon a breach of this Agreement by Future Tech, Future Tech shall pay to Buyer, as liquidated damages, the fees and expenses incurred by Buyer (not to exceed $50,000), plus $100,000, which amount shall be allowed as an administrative expense in the Case.


                                   ARTICLE XIV

                            COMPETING BID PROCEDURES

         14.1 Approval of Bidding Procedures. Pursuant to Section 1.1, Future Tech will obtain Bankruptcy Court approval of the bidding procedures set forth on Schedule 14.


                                   ARTICLE XV

                              NOTICE; BREAK-UP FEE

         15.1 Notice. In recognition of the time and expense expended by Buyer with respect to the purchase of the Acquired Assets, Future Tech hereby covenants and agrees that prior to the Closing Date or the termination of this Agreement, it will notify Buyer of any and all inquiries which it receives before and during the Case, regarding the purchase of some or all the Acquired Assets. Future Tech shall not actively solicit any bid from a third party other than Buyer for the sale or other disposition of the Acquired Assets until such time as the Agreement is terminated pursuant to Section 13.1 of the Agreement; provided, however, that Future Tech may respond to requests for information and/or respond to proposals from such party consistent with its fiduciary obligation as a debtor in possession under the Bankruptcy Code.

         15.2 Breakup Fee. Future Tech further covenants and agrees, that if any termination of this Agreement pursuant to Section 13.1(b)(iv) shall be followed by a sale of substantially all the Acquired Assets to one or more purchasers, Future Tech shall pay to Buyer a breakup fee equal to the Buyer's reasonable costs and expenses not to exceed $500,000 which shall be allowed as an administrative expense payable on termination.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.1     Notices.

                  (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by facsimile transmission (with confirmation of transmission), or upon the expiration of twenty-four (24) hours after the date sent, if sent by Federal Express (or similar overnight courier service) to the parties at the following addresses:

                                  (1)      If to  Future  Tech,  and/or  Leonard
                                           Keller:

                                           c/o Future Tech
                                           7630 N.W. 25th Street
                                           Miami, Florida 33122

                           With a copy (which shall not constitute notice) to:

                                           Winston & Strawn
                                           1400 L Street
                                           Washington, DC 20005-3502
                                           Attn: Barry J. Hart
                                           Fax No.: (202) 371-5950

                                           and

                                           Kozyak Tropin & Throckmorton, P.A.
                                           200 South Biscayne Boulevard
                                           Miami, FL 33131-2335
                                           Attn: Charles W. Throckmorton
                                           Fax No: (305) 372-3508

                                  (2)      If to Buyer or Bell:

                                           Bell Microproducts Inc.
                                           1941 Ringwood Avenue
                                           San Jose, California 95131-1721
                                           Attn: W. Don Bell
                                           Fax No: (408) 451-1694

                                  (3)      With  a   copy   (which   shall   not
                                           constitute notice) to:

                                           Wilson Sonsini Goodrich & Rosati
                                           650 Page Mill Road
                                           Palo Alto, CA 95060
                                           Attention: Larry W. Sonsini, Esq. and
                                                      Thomas C. Klein, Esq.
                                           Fax No: (650) 493-6811

                                  (4) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Notices may be given on behalf of a party by its counsel. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         16.2 Survival. (a) All of the representations and warranties contained in Sections 6 and 7 of this Agreement, and all additional agreements which by their terms contemplate performance subsequent to the Closing, shall survive the Closing hereunder.

                  (b) Sections 5.2, 5.3, 5.5, 7.9, Article XII, and Article XVI of this Agreement shall survive any termination of this Agreement.

         16.3 Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term.

         16.4 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and the Bankruptcy Code, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. The United States Bankruptcy Court shall retain jurisdiction to hear any dispute and enter any order arising under this Agreement.

         16.5 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that Buyer may assign this Agreement or any rights hereunder, in whole or in part, to any wholly owned subsidiary so long as Buyer fully guarantees performance of this Agreement by such subsidiary.

         16.6 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         16.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         16.8 Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         16.9 Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer or Future Tech as each party incurs such expenses. The filing fee payable in connection with the HSR Act filing will be paid 50% by Buyer and 50% by Future Tech.

         16.10 Finder's Fees. Buyer represents to Future Tech that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by Buyer to be paid for or on account of the transactions contemplated hereby. Future Tech represents to Buyer that no broker, agent, finder or other party has been retained by Future Tech in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by Future Tech to be paid for or on account of the transactions contemplated hereby.

         16.11 Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         16.12 Currency. Unless otherwise expressly provided herein, all amounts payable in cash hereunder shall be paid in U.S. Dollars. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

         16.13 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

         16.14 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the last day of any time period falls on a day which is not a Business Day, then the last day shall be deemed to be the next day which is a Business Day. As used herein, "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the United States.

         16.15 Attorneys' Fees. In the event of any litigation arising under the terms of this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys fees and court costs from the other party or parties.

         16.16 Further Representations. Each party to this Agreement acknowledges that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

         16.17 Accounting Terms. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied.

         6.18 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR

ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         16.19 Sole  Remedy.  The  indemnification  provided  by Article XII and
Section 7.8 is the sole remedy of the parties hereto or any other person or entity claiming a remedy for any and all matters whatsoever arising under or related to the transactions contemplated by this Agreement other than in respect of (i) a termination pursuant to Section 13.1(b)(iv), in which case, Section
15.2 applies in addition to the indemnification provided in Article XII, or (ii) a termination pursuant to Section 13.1(a), (b)(i)-(iii) or (v)-(vi), or (c), in which case Section 13.3 applies in addition to the indemnifications provided in
Article XII and Section 7.8.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

"BUYER":                           BELL MICROPRODUCTS-FUTURE TECH,
                                   INC.

                                   By: /s/ W. Don Bell
                                       -----------------------------------------
                                       Its:   President
                                       Name:  W. Don Bell

                                   By: /s/ W. Don Bell
                                       -----------------------------------------
                                       Its:   CEO
                                       Name:  W. Don Bell


"FUTURE TECH":                     FUTURE TECH INTERNATIONAL, INC.

                                   By: /s/ Louis Leonardo
                                       -----------------------------------------
                                       Its:   President
                                       Name:  Louis Leonardo


"LEONARD J. KELLER":               /s/ Leonard J. Keller
                                   ---------------------------------------------
                                   LEONARD J. KELLER

Solely for purposes of Section 7.9:


"BELL":                            BELL MICROPRODUCTS INC.

                                   By: /s/ W. Don Bell
                                       -----------------------------------------
                                       Its:   President
                                       Name:  W. Don Bell

                                   By: /s/ W. Don Bell
                                       -----------------------------------------
                                       Its:   CEO
                                       Name:  W. Don Bell


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS AMENDMENT (the "Amendment") to that certain Asset Purchase Agreement dated May 14, 1999 (the "Agreement") is entered into this first day of June, 1999, by and among Bell Microproducts-Future Tech, Inc., a California corporation ("Buyer"), Future Tech International, Inc., a Florida corporation ("Future Tech"), and Leonard J. Keller, and solely for the purposes of Section
7.9 of the Agreement, Bell Microproducts Inc., a California corporation and sole shareholder of Buyer ("Bell").

         1. Capitalized terms not defined in this Amendment shall have the meanings defined in the Agreement.

         2. Amendment to Section 1.1 - "Bankruptcy Court Approval as Express Condition". The introductory paragraph contained in Section 1.1 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "1.1 Bankruptcy Court Approval as Express Condition. Except as provided in Section 1.3 of this Agreement, the effectiveness of this Agreement, and each obligation arising hereunder, is expressly conditioned upon (i) Future Tech's obtaining the approval of the United States Bankruptcy Court on or before June 1, 1999 to the competing bid procedures described in Article XIV of this Agreement, the notice and breakup fee provisions described in Article XV of this Agreement, the liquidated damages provision set forth in Section 13.3 of this Agreement, the relief from the automatic stay under Section 362 of the Bankruptcy Code for purposes of Section 13.2, and the indemnification provisions set forth in Section 12.2 of this Agreement; and (ii) the entry of an order confirming the Plan (as defined herein) by the United States Bankruptcy Court on or before July 6, 1999, said order to become a final order ("Final Order") no later than July 19, 1999:"

         3. Amendment to Section 2.4 - "No Other Assets Acquired". Section 2.4 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "2.4 No Other Assets Acquired. Other than the Acquired Assets set forth in Section 2.1 above, it is agreed that Future Tech shall not transfer, and Buyer shall not acquire, any of Future Tech's right, title, and/or interest in or to any other assets of Future Tech, including, but not limited to
(x) the MarkVision Receivable (as defined herein), (y) the Pembroke Pines house, located at 590 S.W. 181 Way, Pembroke Pines, Florida (the "Pembroke Pines House"), and (z) any and all fidelity bonds (the "Fidelity Bonds") as required by the Bankruptcy Code (the "Excluded Assets"). Schedule 2.4 contains a non-exclusive list of such Excluded Assets. All such Excluded Assets shall remain the property of Future Tech."

         4. Amendment to Section 3.1(c) - "Assumed Liabilities". Section 3.1(c) of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(c) Assumed Liabilities.  On the Closing Date, Buyer
shall specifically assume and agree, pursuant to the Plan, to pay, perform and/or discharge (i) those specific liabilities and obligations of Future Tech identified solely on Schedule 3.1(c)(i), and Schedule 3.1(c)(ii) hereto, all only in the amounts shown thereon (but except as provided in Section 3.1(c)(v) below), and (ii) unless excluded below, the liabilities and obligations of Future Tech arising from events or occurrences arising and occurring exclusively from and after the Closing Date (other than as a result of acts or omissions of Future Tech or any of its affiliates after the Closing Date) under the leases, contracts, agreements, plans, and/or arrangements identified solely on Schedule 2.1(c)(ii) (but not the "cure amounts" listed on such Schedule 2.1(c)(ii), except for the "cure amounts" that are also listed on Schedule 3.1(c)(i) and
Schedule 3.1(c)(ii)) (the liabilities and obligations set forth in these subsections (i) and (ii), collectively, the "Assumed Liabilities"), in the manner set forth below:

                           (i) Buyer shall,  on the Closing Date,  agree that it
will pay, without interest, each party listed on Schedule 3.1(c)(i), 90 days after the Closing Date (or as soon thereafter as practicable), the amount indicated opposite its name on such Schedule 3.1(c)(i), adjusted by (y) a reduction in respect of the amount which equals such party's pro rata share of the Accounts Receivable specified in Schedule 2.1(b) Buyer has not collected within 90 days after the Closing Date and (z) an adjustment in respect of the Reallocation (as defined in Section 3.1(c)(v)). Notwithstanding the foregoing, to the extent that the claim of any party listed on Schedule 3.1(c)(i) is the subject of an objection to claim in the Case which has not been resolved by the payment date above, the entire amount of such party's scheduled claim shall be paid into the Trust Account (as defined herein).

                           (ii) Buyer shall, on the Closing Date,  agree that it
will pay, without interest, each party listed on Schedule 3.1(c)(ii), one year after the Closing Date (or as soon thereafter as practicable), the amount indicated opposite its name on such Schedule 3.1(c)(ii), adjusted by (y) a reduction in respect of the amount which equals such party's pro rata share of the Accounts Receivable specified in Schedule 2.1(b) Buyer has not collected within 90 days after the Closing Date and (z) an adjustment in respect of the Reallocation. Notwithstanding the foregoing, to the extent that the claim of any party listed on Schedule 3.1(c)(ii) is the subject of an objection to claim in the Case which has not been resolved by the payment date above, the entire amount of such party's scheduled claim shall be paid into the Trust Account. If, pursuant to the Plan, Future Tech shall have paid such amount to any party listed on Schedule 3.1(c)(ii) prior to the date for payment specified in the previous sentence, Buyer shall pay Future Tech that amount on the date it would have been required to make that payment in accordance with the previous sentence.

                           (iii) Any additional  amounts collected from the 91st
day to 120th day after the  Closing  Date by Buyer in  respect  of any  Accounts
Receivable, but without any affirmative obligation to collect such amounts, shall be paid by Buyer to Future Tech for distribution as provided in the Plan. On the 121st day after the Closing Date (or as soon thereafter as practicable), Buyer shall return to Future Tech any Accounts Receivable not collected, for collection and distribution by Future Tech as provided in the Plan.

                           (iv) For the purposes of  calculating  the  potential
reduction provided in Sections 3.1(c)(i) and (ii), each such party's pro rata share of the Accounts Receivable for purposes of those subsections shall be equal to a fractional number, the numerator of which is the amount listed opposite such creditor's name on Schedule 3.1(c)(i) or Schedule 3.1(c)(ii), as the case may be, and the denominator of which is the total combined dollar amount represented by all amounts listed on both schedules.

                           (v) For the purposes of this Section  3.1(c),  Future
Tech shall, in accordance with Section 4.4 of the Plan, reallocate (the "Reallocation") the amount to be paid by Buyer in respect of the liabilities and obligations set forth on Schedule 3.1(c)(i) and Schedule 3.1(c)(ii) among the creditors named on each such respective schedule in accordance with the Plan so long as the aggregate amount of such liabilities and obligations (not including interest earned thereon from and after the petition date) does not exceed the total dollar amount represented by all amounts listed on each respective schedule.

                           (vi) For  purposes of each of Section  3.1(c)(i)  and
Section 3.1(c)(ii), Future Tech shall timely notify Buyer in writing in the event any amount listed on Schedule 3.1(c)(i) or Schedule 3.1(c)(ii) is disputed in the Case, specifying the name of such party and such disputed amount. Prior to the date set forth for payment in each of Section 3.1(c)(i) and Section
3.1(c)(ii), Future Tech shall establish a separate interest-bearing trust account satisfactory to Buyer (the "Trust Account") and, on each of the dates set forth for payment by Buyer in the aforesaid sections, Buyer shall pay such disputed amount into the Trust Account for the benefit of the party or parties with respect to whom there is a dispute. To the extent that, after payment to all parties listed on Schedules 3.1(c)(i) and (c)(ii), respectively, of the aggregate amount of each allowed claim on such schedule (other than interest arising from and after the petition date) is less than the total amount that would have been required to be paid to all such parties on those respective schedules, such excess, with earned accrued interest thereon, will be promptly refunded to Buyer.

                           (vii) It is  expressly  understood  and agreed by the
parties, and the Final Order will reflect, that neither Buyer nor Bell is hereby or otherwise assuming or taking any responsibility whatsoever with respect to any obligation or Liability of Future Tech not included within the definition of Assumed Liabilities, including, without limitation, any obligation or Liability for, or in respect of, (w) the account payable to Otomation Engineering, Tech Media Computer Systems, Inc., and/or Tae Il Media Co. Ltd., (x) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of any contract, breach of warranty, tort, infringement, U.S. federal, state, county or local, or foreign tax, or violation of Law, or any Future Tech Matters (as defined herein), (y) any environmental Liability with respect to the Assumed Leases or the premises leased thereunder, or (z) any Liabilities with respect to any employee benefit plans maintained by Future Tech or to which Future Tech contributes (the "Excluded Liabilities")."

         5. Amendment to Section 3.2 - "Non-interference with Collection of Accounts Receivable of Future Tech". Section 3.2 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "3.2 Non-interference with Collection of Accounts Receivable of Future Tech.

                           (a)  Consultations.  In the event  Buyer  receives  a
request for quotations from, or proposes to sell to, or otherwise transact business with, any customers or former customers of Future Tech in respect of whom Buyer has returned Accounts Receivable to Future Tech or which has incurred any Liability to Future Tech, Buyer agrees to consult with Future Tech in order to ascertain how to proceed; however, Future Tech agrees and acknowledges that the decision to transact business ("New Business") with any such party rests solely within Buyer's discretion.

                           (b) Notice. On each of the 30th, 60th, 90th and 120th
day following the Closing Date, Buyer shall provide Future Tech with written notice specifying, to the extent Buyer engages in New Business with a customer whose receivable is listed on Schedule 2.1(b) (an "Old Customer", and the Account Receivable of such Old Customer, an "Old Receivable"), (i) whether any Old Receivable of such Old Customer has not been paid in accordance with its terms; (ii) the aggregate amount of sales comprising New Business made to such Old Customer during the period covered by such notice; (iii) whether such Old Customer has performed its New Business payment obligations in accordance with the terms of its New Business obligations; and (iv) whether such Old Customer has stated any reason for its failure to perform its Old Receivable payment obligations as set forth on Schedule 2.1(b).

                           (c) Compromise of Old Receivables. All payments by an
Old Customer made in respect of its Old Receivables will be so applied by Buyer. In connection with any transaction by Buyer of any New Business with an Old Customer, Buyer may not compromise, waive or extinguish, directly or indirectly (a "Compromise") any Old Receivable without the prior written consent of Future Tech; provided, however, that Future Tech's prior written consent shall not be required so long as no reduction for the related Old Receivable is made in respect of the entities listed on Schedules 3.1(c)(i) and (ii). If Buyer returns an Old Receivable to Future Tech in accordance with Section 3.1(c)(iii), and the related Old Customer alleges a Compromise with respect thereto by Buyer, if requested by Future Tech, each of Buyer and Future Tech shall cause its attorneys to select an independent lawyer within three (3) Business Days thereafter, which lawyer (employing such advisors as s/he deems necessary) shall then have thirty (30) calendar days in which to determine, with the full cooperation of the parties, whether the Compromise in fact occurred as a matter of law. In the event of a determination that there was a Compromise, Buyer shall reverse any receivable reduction made in respect of such Old Receivable and remit it to Future Tech for distribution in accordance with the Plan. Absent manifest error, such determination shall be final and binding upon the parties. Each party shall pay the fees and expenses of its lawyer in the selection of the independent lawyer. In the event it is determined that there was a Compromise, the fees and expenses of the independent lawyer shall be paid by Buyer. In the event it is determined that there was no Compromise, the fees and expenses of the independent lawyer shall be paid by Future Tech."

         6.  Amendment  to Section  4.1 - "Closing  Date;  Closing  Deliveries".
Section 4.1 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "4.1 Closing Date; Closing Deliveries. The parties to this Agreement shall consummate the Asset Transfer and the other transactions contemplated by this Agreement at a closing (the "Closing") to be held no later than July 19, 1999; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Articles IX, X, and XI hereof. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel for Buyer, or at such other place as may be mutually agreed upon by Buyer and Future Tech. At the Closing,
(i) Future Tech shall deliver to Buyer such general warranty deeds, bills of sale, assignments and other instruments of transfer and conveyance as, in the reasonable opinion of counsel for Buyer shall be effective to vest in Buyer title to the Acquired Assets; and (ii) Buyer shall pay the portion of the Purchase Price due at Closing to Future Tech."

         7. Amendment to Subsection (a) of Section 6.9 - "Title to Properties; Absence of Liens; Condition of Acquired Assets". Subsection (a) of Section 6.9 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(a) Except for the Pembroke Pines House, Future Tech
does not own any real property. Future Tech has delivered to the Buyer a true and correct copy of the Assumed Real Property Lease, none of which has been modified in any respect since delivery to Buyer. The Assumed Real Property Lease is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such lease, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or a Basis therefor). To the best knowledge of Future Tech, neither the business operations conducted on such real property, nor such real property, including improvements thereon, violate any applicable law, building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. To the best knowledge of Future Tech, all approvals of Governmental Entities (including licenses and permits) required in connection with its operations on such real property have been obtained. Future Tech is lawfully in possession of all real properties of which it is a lessee."

                  8. Amendment to Subsection (n) of Section 6.11 - "Agreements, Contracts and Commitments". Subsection (n) of Section 6.11 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(n) Except for any Fidelity  Bonds,  any fidelity or
surety bond or completion bond;"

                  9. Amendment to Section 6.24 - "Accounts Receivable".  Section
6.24 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "6.24 Accounts Receivable. Future Tech has delivered to Buyer a complete and accurate aging of all Accounts Receivable as set forth in
Schedule 2.1(b) excluding the accounts receivable as set forth in Schedule 2.4 of Future Tech as of April 27, 1999. No Account Receivable reflected on Schedule 2.1(b) and in the 1999 Future Tech Balance Sheet and no Account Receivable arising after the date of the 1999 Future Tech Balance Sheet and reflected on the books of the Company and the Closing Date Balance Sheet (excluding the accounts receivable as set forth in Schedule 2.4) is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon, and all Accounts Receivable will be collected within 120 days of their respective creation, and if not, will be accepted by Future Tech upon return by Buyer. All Accounts Receivable have been generated and recorded in the ordinary course of business and consistent with the Business Practices and reflect a bona fide obligation for the payment of goods or services provided by the Company."

         10. Amendment to Subsection (d) of Section 10.1 - "Conditions". Subsection (d) of Section 10.1 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(d) Legal  Opinions.  Buyer  shall  have  received a
legal opinion, substantially in the form of Exhibit B, from Kozyak Tropin & Throckmorton, P.A., counsel to Future Tech."

         11. Amendment to Subsection (b)(v) of Section 13.1 - "Termination". Subsection (b)(v) of Section 13.1 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(v) the Closing has not been consummated by July 19,
1999;"

         12. Amendment to Subsection (c)(ii) of Section 13.1 - "Termination". Subsection (c)(ii) of Section 13.1 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                           "(ii) the  Closing has not been  consummated  by July
19, 1999;"

         13.  Amendment  to Section  13.2 - "Manner and Effect of  Termination".
Section 13.2 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "13.2 Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Article XIII shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of thirty (30) days (but no later than up to July 19, 1999) after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. For purposes of this Article XIII, the automatic stay under ss.362 of the Bankruptcy Code shall be deemed terminated as to Buyer in the event Buyer is the Terminating Party."

         14. Amendment to Article XV - "Notice; Break-up Fee". Article XV of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "15.1 Notice. In recognition of the time and expense expended by Buyer with respect to the purchase of the Acquired Assets, Future Tech hereby covenants and agrees that prior to the Closing Date or the termination of this Agreement, it will notify Buyer of any and all inquiries which it receives before and during the Case, regarding the purchase of some or all of the Acquired Assets. Unless otherwise directed by the Bankruptcy Court, Future Tech shall not actively solicit any bid from a third party other than Buyer for the sale or other disposition of the Acquired Assets until such time as the Agreement is terminated pursuant to Section 13.1 of the Agreement; provided, however, that Future Tech may respond to requests for information and/or respond to proposals from such party consistent with its fiduciary obligation as a debtor in possession under the Bankruptcy Code.

                  15.2 Break-up Fee. Future Tech further covenants and agrees, that if any termination of this Agreement pursuant to Section 13.1(b)(iv) shall be followed by a sale of substantially all the Acquired Assets to one or more purchasers, Future Tech shall pay to Buyer a break-up fee approved by the Bankruptcy Court equal to the Buyer's reasonable costs and expenses not to exceed $500,000 which shall be allowed as an administrative expense payable on termination."

         15. Amendment to Section 16.19 - "Sole Remedy". Section 16.19 of the Agreement shall be deleted in its entirety and shall be replaced with, and read:

                  "16.19 Sole Remedy. The indemnification provided by Article XII and Section 7.8 is the sole remedy of the parties hereto or any other person or entity claiming a remedy for any and all matters whatsoever arising under or related to the transactions contemplated by this Agreement other than in respect of (i) a termination pursuant to Section 13.1(b)(iv), in which case, Section
15.2 applies in addition to the indemnification provided in Article XII, (ii) a termination pursuant to Section 13.1(a), (b)(i)-(iii) or (v)-(vi), or (c), in which case Section 13.3 applies in addition to the indemnifications provided in
Article XII and Section 7.8, or (iii) Section 3.2."

         16. Amendment of Certain Schedules; Amendment to Definition of Plan.

                           (a)  Each  of  Schedule   2.1(c)(i)   (Rights   Under
Contracts (including current customer contact information), Schedule 2.4 (Excluded Assets), Schedule 3.1(c)(i) (Assumed Liabilities: Certain Persons),
Schedule 3.1(c)(ii) (Assumed Liabilities: Quantum/Maxtor), and Schedule 14 (Bidding Procedures) to the Agreement shall be deleted in its entirety and shall be replaced with the schedules attached hereto as Exhibits A-E, respectively.
Schedule 2.1(c) is amended by adding a new subschedule (G), and cover page attached hereto as Exhibit F.

                  (b) Amendment Definition of "Plan" in Section 1.2 - "Covenant to Seek Approvals". Unless the context otherwise requires, the definition of the term "Plan" contained in Section 1.2 of the Agreement shall be amended to include the Amended Chapter 11 Plan filed on June 1, 1999.

         17. Miscellaneous. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect. No provision of this Amendment may be modified or amended, nor shall any terms be waived, except expressly in a writing signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment or caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

"BUYER":                              BELL MICROPRODUCTS-FUTURE TECH, INC.

                                      By: /s/ W. Don Bell
                                          --------------------------------------
                                          Its:  President
                                               ---------------------------------
                                          Name: W. Don Bell
                                               ---------------------------------

                                      By: /s/ W. Don Bell
                                          --------------------------------------
                                          Its:  CEO
                                               ---------------------------------
                                          Name: W. Don Bell
                                               ---------------------------------


"FUTURE TECH":                        FUTURE TECH INTERNATIONAL, INC.

                                      By: /s/ Louis Leonardo
                                          --------------------------------------
                                          Its:  President
                                               ---------------------------------
                                          Name: Louis Leonardo
                                               ---------------------------------


"LEONARD J. KELLER":                           /s/ Leonard J. Keller
                                               ---------------------------------
                                               LEONARD J. KELLER

Solely for purposes of Section 7.9 of the Agreement:

"BELL":                                   BELL MICROPRODUCTS INC.

                                      By: /s/ W. Don Bell
                                          --------------------------------------
                                          Its:  President
                                               ---------------------------------
                                          Name: W. Don Bell
                                               ---------------------------------

                                      By: /s/ W. Don Bell
                                          --------------------------------------
                                          Its:  CEO
                                               ---------------------------------
                                          Name: W. Don Bell
                                               ---------------------------------


            [SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT]